As filed with the Securities and Exchange Commission on February 3, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BRK International Holding Group Ltd

 (Exact name of Registrant as specified in its charter)

Cayman Islands	8300	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 2206, Cassia Court, 72 Market Street,

Camana Bay, P.O. Box 32303

Grand Cayman KY1-1209,Cayman lslands

(Address, including zip code, area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated February 3, 2025.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are           offering ordinary shares. This is the initial public offering of ordinary shares of                            . The offering price of our ordinary shares in this offering is expected to be $ per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “BRKHM”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

		PER SHARE		TOTAL
Initial public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to us	$		$

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

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Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”).

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to “Common Shares” or “our shares” refer to common shares of BRK International Holding Group Ltd;
•	references to the “Company,” “we,” “us,” “our” and “BRKHM” refer to BRK International Holding Group Ltd;
•	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;
•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;
•	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

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INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;

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●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in Cayman that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

Our mission is to always adhere to the customer-centered, with a high degree of professionalism and meticulous care to provide customers with all-round care services. As a healthy housekeeper around you, BRK International Holding Group Ltd adheres to "BRK International Holding Group Ltd, a healthy housekeeper around you!" This Slogan is committed to bringing health protection and warmth of life to every customer.

We know that health is not only the state of the body, but also the care of the soul. As a company based on the health field, we always put the needs of customers first. Whether it is to provide you with professional health management, or to give love and support in every care process, we do our best to do our best.

Our organizational construction takes cooperation and mutual assistance, honesty, diligence and innovation, fairness and justice and common progress as the core values, and has formed a harmonious, stable and dynamic team. Through such construction, we can not only provide quality services for our customers, but also create a good career development platform for our employees. We firmly believe that only through the spirit of unity and mutual help can we achieve our common goal of bringing more health and happiness to our customers.

In team building, we advocate the values of mutual assistance and love, innovation and creation, persistence and common growth. Every employee is an indispensable part of our team. In the atmosphere of mutual support and common progress, we face challenges and share success together. We encourage innovation and creativity, and always keep the pursuit of Excellence in the ever-changing market environment.

In terms of professional accomplishment, we advocate the principles of honesty, professionalism, the overall situation and unity. Whether facing customers or interacting with colleagues, we always adhere to integrity and responsibility, constantly improve our professional quality, and promote the growth and progress of the whole organization through close teamwork.

Through the implementation of the above mission and values, BRK International Holding Group Ltd not only strives for perfection in business, but also plays a caring and caring role in every customer's life. We are committed to providing every customer with meticulous health services and becoming your firm partner in a healthy life.

Overview of Our Company

Founded in 2018, we was a chain operation organization dedicated to the combination of medical care and nursing services, focusing on providing comprehensive and professional health management and care services for the elderly. Adhering to the service concept of "quality first, caring first", the company has established a professional care system covering the integration of medical treatment, nursing and recreation, with the goal of providing a safer and more comfortable healthy life guarantee for the elderly.

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As an innovative enterprise, we are deeply involved in the field of community pension, focusing on building a multi-level and all-round business layout, covering many business areas such as G-end home pension business, BG-end hospital escort business, BG-end hospital delivery business, BG-end agency custody business, BG-end labor dispatch business, C-end elderly entertainment service, C-end pension agency operation service, C-end aging space and spiritual pension experience service, and C-end nursing home admission service. Through these comprehensive services, we strive to meet the diverse needs of different elderly groups and provide them with life-cycle care and health management solutions.

History and Development

Founded in 2018, we were originally a start-up enterprise focusing on the combination of medical care and nursing services, aiming to meet the health management needs brought by the growing elderly population around the world. At the beginning of the company's establishment, many countries around the world are facing the problem of accelerating the aging process, especially in Europe, America and Asia-Pacific, where the proportion of the elderly population is rising. This global challenge made BRK Group quickly decide to build itself into a multinational health management and care service provider.

Start-up and innovation: from single service to diversified business layout

In the initial stage, BRK Group quickly launched an innovative service system of combining medical care with nursing care by virtue of its accurate judgment on the global market. The company pays attention to improving the quality of life of the elderly, and meets the growing care needs of the elderly through efficient nursing services and integrated medical care solutions.

With the increasing demand for internationalization, BRK Group not only expands its business into the fields of transnational care and medical service outsourcing, but also provides cross-border health management solutions through cooperation with overseas health institutions and elderly communities. By introducing advanced global health management concepts and technologies, BRK Group has gradually established its own international service network.

Technological Innovation and Platform Development

Under the background of the aging problem in the world, the innovation speed of BRK Group has been further accelerated. In 2019, BRK Group took technological innovation as its development focus, and began to invest a lot of resources to develop a smart pension technology platform to meet the needs of the elderly in different countries and regions. The platform uses technologies such as big data and artificial intelligence to monitor the health status of the elderly in real time and provide customized care programs according to their specific needs. The platform can also improve service efficiency and accuracy through data analysis, so that the elderly can enjoy standardized and personalized care services on a global scale.

The international application of this technology not only enhances the competitiveness of BRK International Holding Group Ltd in the global pension industry, but also helps the company to achieve in-depth cooperation with medical institutions and pension service units in various countries. With this platform, BRK International Holding Group Ltd has provided integrated services including health monitoring, telemedicine and home care, and gradually established brand influence in the international market.

Business diversification and chain operation

In order to meet the diversified needs of the global pension market, BRK International Holding Group Ltd has strengthened its diversified business layout after 2020. The company expanded from the initial single service to many fields, including health management, psychological care for the elderly, cross-border medical services, and began to lay out global chain operations. Through meticulous market research, BRK International Holding Group Ltd has successfully implemented a chain-like business model in many countries and regions, improved its operational efficiency, and adjusted its service model through legal and cultural differences in different countries, thus ensuring that the market demand in various places is met.

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In addition, BRK International Holding Group Ltd has customized its business strategy according to the aging degree and policy orientation of different countries, and launched differentiated services for specific countries in Europe, North America and Asia to meet the specific needs of local elderly groups. This flexible and diverse business model not only makes BRK International Holding Group Ltd win a worldwide reputation, but also consolidates its leading position in the international market.

Looking to the future: global leaders and social responsibility

With the acceleration of the global aging process, BRK International Holding Group Ltd clearly recognizes that the future pension market will be more complex and diversified. To this end, we will continue to deepen its internationalization strategy, and strive to become the world's leading service platform for combining medical care with nursing care by further expanding technological innovation and enhancing global business integration. In the next few years, the company plans to further expand its international business by expanding its distribution in key markets such as Europe, Asia and North America.

In addition, BRK International Holding Group Ltd will continue to fulfill its corporate social responsibility on a global scale and promote the sustainable development of the global pension industry. The company is committed to improving the service quality through continuous innovation, and promoting the health and well-being of the global elderly population, with a view to creating a better and healthier living environment for the elderly around the world.

Generally speaking, the history and development of BRK International Holding Group Ltd represents its continuous innovation and breakthrough in the international pension industry. In the future, the company will continue to promote the reform of the global pension industry through innovation in technology, service and operation mode, and strive to become a global leader with extensive influence in the world.

The Industry

(1)Industry analysis

Global pension and health management industry

The global pension and health management industry is facing unprecedented opportunities and challenges. With the aging of the population, the promotion of health awareness and the promotion of technological progress, the demand for old-age services is undergoing profound changes. Especially on a global scale, the growth of the elderly population provides a broad market space for this industry. At the same time, the outbreak of global epidemic has made health management and medical care services more important, and promoted the rapid development of emerging service models such as online health management and telemedicine.

1. Market size and development trend

According to the statistics of the United Nations, the proportion of the global elderly population aged 65 and over is increasing year by year. It is estimated that by 2050, the global elderly population will reach more than 20%, and the increase of the elderly population will bring great challenges to society, especially the demand for medical care, old-age care and health management will be greatly improved. At present, the scale of the global pension service market has exceeded trillions of dollars, and it is expected to continue to grow in the next few decades.

In addition, with the rise of the middle class and the improvement of the quality of life, the demand for high-quality and personalized health management services for the elderly is also increasing. The progress of intelligent technology, such as Internet of Things (IoT), artificial intelligence (AI) and big data, is also profoundly changing the operation mode of the pension industry.

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2. The main drivers of the industry

Population aging: With the acceleration of population aging in countries around the world, the demand for old-age services, health management, medical security and other aspects is increasing with the increase of the elderly population. Especially in Europe, North America and East Asia, the proportion of the elderly population has reached a record high, and the related pension market has great potential.

Scientific and technological innovation: With the continuous progress of technology, especially the introduction of artificial intelligence, big data, smart home, telemedicine and other technologies, the global health management and pension service model is undergoing revolutionary changes. Many traditional modes of providing for the aged began to transform into intelligence, digitalization and personalization, which not only improved the efficiency, but also improved the quality of life of the elderly.

Social consciousness and consumption upgrading: More and more elderly people begin to attach importance to health management and are willing to pay higher fees for high-quality nursing services. In addition, the values of modern consumers have changed, and many families are no longer satisfied with the traditional family care model, but tend to find professional health management and pension solutions.

Policy support and regulatory environment: governments of various countries are increasingly supporting the pension industry. Many countries have formulated national strategies to deal with the aging population, and increased investment in tax incentives, pension insurance, nursing service subsidies, and encouraged enterprises to participate in the innovation and development of the pension industry.

3. Market segmentation and main competitiveness

The competition in the global pension and health management industry is becoming increasingly fierce, and the main market segments include:

Home care and community care: Many elderly people tend to live in their own homes, which provides a broad market for home care. Home-based care for the aged includes not only daily care, but also health monitoring, spiritual comfort and psychological care for the elderly. At the same time, with the progress of science and technology, the intelligent degree of home-based care for the aged is increasing, such as the application of smart home, telemedicine and health monitoring equipment.

Institutional pension and nursing homes: Some elderly people choose to stay in nursing homes for physical or family reasons. This market provides opportunities for high-end aged care services, including professional nursing, medical care, catering and other comprehensive care services. With the improvement of people's living standards, the quality requirements of nursing homes are gradually improved, especially for the environment, medical facilities and quality of life.

Health management and preventive health care: In addition to traditional nursing care, more and more elderly people pay attention to health management and preventive health care. Health management services not only involve regular physical examination and health consultation, but also provide personalized diet and exercise programs through data analysis. In addition, the rise of telemedicine enables the elderly to carry out health monitoring and medical consultation anytime and anywhere, further improving the efficiency and convenience of health management.

4. Main challenges

Although the pension industry has great market potential, it also faces many challenges:

Shortage of human resources: globally, the shortage of professional nursing staff has become a bottleneck restricting the development of the old-age care industry. Especially in areas with high requirements for high-quality care, the arrival of an aging society makes the demand for nursing staff increase, but the number of nursing staff engaged in the elderly is still insufficient and the work pressure is greater.

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Uneven service quality: Due to the differences in economic development levels and policies of countries around the world, the quality of old-age services is uneven. In some developing countries, despite the gradual increase of the elderly population, the infrastructure and professionalism of old-age care services are still weak and cannot meet the growing demand.

Technology popularization: Although technological progress has brought many conveniences to the old-age care industry, technology popularization still faces certain challenges. Many elderly people are not fully adapted to digital tools, which leads to certain obstacles in the popularization of smart pension equipment. At the same time, data privacy and security issues have also become an urgent problem to be solved in intelligent health management services.

Cultural and social cognitive differences: there are significant differences in the acceptance and cognition of old-age care services in different countries and regions. For example, in some cultures, family care still dominates, while in other regions, professional aged care services have become the mainstream. How to find a suitable service model in multi-culture has become a big challenge for the global pension industry.

5. Market competition pattern

The competition pattern of the global pension industry is changing. The main competitors include:

Large multinational companies: Some international enterprises, especially in the European and American markets, have gradually formed a strong brand influence and a global service network. With their scale advantages and mature management systems, these enterprises can provide comprehensive and standardized aged care services in many countries and regions.

Local innovative companies: Many local innovative companies are more flexible and can quickly respond to local market demand and launch products and services that conform to local culture and regulations. Especially in Asia, local enterprises have continuously expanded their market share through technological innovation and localization services.

Governments and social organizations: Governments and non-governmental organizations of various countries are also actively participating in the aged care service market, promoting policy innovation, financial support and the establishment of industry standards. The government not only provides subsidies and tax incentives for enterprises, but also carries out strategic planning in the overall industrial development direction.

6. Future prospects

With the aggravation of the aging population and the continuous progress of technology, the global pension and health management industry will continue to grow. The industry will develop in the direction of intelligence, personalization and diversification, and new business models will emerge in the industry. Enterprises need to constantly improve service quality, innovate technical means, and pay attention to social responsibility and ethical issues in order to achieve sustainable development.

(2)Industry data

The global aged care service industry is growing rapidly, mainly driven by the global aging population and the increasing demand for health management of the elderly. The industry includes home care, assisted living, nursing homes, day care and hospice care.

Market size and growth:

In 2024, the global aged care service market was estimated to be about $1.14 trillion.

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It is estimated that the market will grow at a compound annual growth rate (CAGR) of 6.5% between 2025 and 2034, and the market size will reach 2.01 trillion US dollars by 2034.

Key drivers:

Aging population: The increase of the global elderly population is one of the most important factors to promote the development of the aged care service market. Especially in developed countries, with the continuous growth of the elderly population, the demand for professional nursing services is increasing.

Chronic diseases: Chronic diseases such as cardiovascular diseases, diabetes, nervous system diseases and cancer are common among the elderly, which need long-term care, further promoting the demand for nursing services for the elderly.

Government support: In many countries, government programs such as Medicare and Medicaid provide support for aged care, making services more accessible.

Technological innovation: the integration of telemedicine, remote monitoring and artificial intelligence technology is improving the efficiency of service delivery, making it more feasible to remotely manage elderly care.

Main service breakdown:

Home care: This category is the leading service type, and the demand for home care continues to grow because the elderly are more inclined to receive personalized care at home.

Assisted living: These facilities provide moderate support and personal care, but do not provide intensive medical services, which are suitable for the elderly who need help in their daily lives but do not need 24-hour medical care.

Nursing homes: Nursing homes provide services for the elderly who need complex medical care, providing 24-hour professional care and rehabilitation treatment.

Day care centers: These centers provide social interaction and day care for the elderly, allowing their caregivers to get some rest time.

Regional distribution:

North America is still the largest market, benefiting from strong medical infrastructure, government support and high attention to aged care.

Europe is the fastest-growing region, and countries such as Germany, France and Britain are increasing their investment in elderly care facilities, which is due to the rapid aging of their populations.

In the Asia-Pacific region, significant growth is expected, mainly due to the huge elderly population and the gradual popularization of elderly care services.

Overall, the elderly care service market is expected to continue to maintain a strong growth momentum, and technological innovation, government support and changing nursing models will shape the future development trend.

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(3)Industry pain points

1. Shortage of nursing staff

Lack of talents: The demand for professional nursing staff in geriatric nursing industry has increased sharply. However, due to the nature of work in this industry, which requires high-intensity physical and emotional labor and low salary level, the turnover rate of nursing staff is high and the supply of talents is insufficient.

Inadequate training: Many people engaged in nursing for the elderly lack adequate professional training, resulting in uneven nursing quality and lack of advanced nursing skills, which affects the nursing effect of the elderly.

Work pressure: Nurses need to take care of many elderly people, and their work intensity is heavy and arduous, and they often face emotional and physical pressure, which leads to high turnover rate and mental health problems.

2. High nursing expenses

Affordability: The cost of elderly care services is generally high, especially 24-hour care and medical care, and many elderly people or families cannot afford the high cost of long-term care. Even with some insurance and government subsidies, it is often impossible to cover all expenses.

Lack of insurance protection: Although some countries have certain medical insurance support, in many areas, elderly care services are still not covered by basic medical insurance, and many elderly families are facing huge economic burdens.

3. The quality of nursing service is uneven.

Lack of standardization and standardization: There are great differences in the quality of elderly care services in different parts of the world. Some institutions fail to provide standardized services and lack clear service processes and quality supervision, resulting in different levels of nursing services for the elderly.

Insufficient personalized care: The services provided by some nursing institutions are often standardized, failing to provide customized care according to the individual needs of the elderly. This inflexible and personalized service may not fully meet the diverse needs of the elderly, especially those with some special diseases.

4. Technology acceptance and digital barriers

Challenge of technology application: Although many elderly care services have begun to introduce new technologies such as telemedicine and artificial intelligence monitoring, there are still obstacles to the popularization of technology. The digital acceptance of the elderly is generally low, and many people are not familiar with the new technology, which leads to the unsatisfactory utilization effect of the technology.

Complex equipment and platform: Although some elderly care institutions have introduced high-tech equipment, the equipment is complex and difficult to operate, which makes it difficult for the elderly and nursing staff to use effectively, resulting in a waste of technical resources.

5. Imperfect supervision and policies

Lagging laws and regulations: the development speed of the aged care industry exceeds the updating speed of existing laws and regulations. There is still no clear and perfect policy framework for elderly care services in many countries or regions, which leads to loose supervision and even the existence of some black-hearted nursing homes and low-quality services.

Insufficient government support: In some countries, the government's support policies for elderly care are still insufficient, which can not effectively reduce the nursing expenses of the elderly, and at the same time, there is a lack of sufficient public resources to invest in improving and popularizing the quality of elderly care services.

6. Social loneliness and mental health problems of the elderly.

Loneliness: Many elderly people, especially those living in nursing institutions, often face the problems of social isolation and emotional emptiness, and lack of adequate social activities and emotional support may lead to mental health problems such as depression.

Lack of mental health care: Although the elderly population has a wide range of mental health problems, the existing elderly care services are usually focused on physical health care, lacking professional mental health care, resulting in some elderly people not receiving sufficient emotional care and psychological support.

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7. Facilities and environmental problems in nursing institutions

Old facilities: Some elderly care institutions have old facilities, uncomfortable living environment and imperfect safety facilities, which are prone to accidents, such as falls and temperature loss.

Environmental design is not suitable for the elderly: the design of many nursing homes and residential facilities fails to fully consider the special needs of the elderly, such as barrier-free access, sanitary facilities suitable for the elderly, etc. These unreasonable design environments may bring additional inconvenience and danger to the elderly.

8. Anxiety and burden of family members

Overweight responsibilities: Many families of the elderly are faced with a huge burden of care, especially those who need 24-hour care. Family members have to bear the responsibility of care, work and take care of their families, which leads to physical and mental fatigue.

Information asymmetry: family members lack sufficient information about the choice, cost and quality of nursing services for the elderly, which is easy to make inappropriate choices and affects the nursing quality of the elderly.

(4)Industry Forecast

1. The aging population drives the market demand to surge.

Global aging trend: According to the United Nations forecast, by 2050, the global elderly population aged 60 and over will exceed 2.1 billion, accounting for 22% of the global population. Especially in developed countries and some emerging market countries, the proportion of the elderly population will increase significantly. The nursing demand of the elderly will increase sharply, which will drive the rapid expansion of the elderly nursing market.

Transformation of family care: traditionally, many elderly people are cared for by family members, but with the change of family structure and the younger generation facing more work pressure, this model may gradually change to institutional care or community support services. Especially the elderly who need long-term care, they will rely more on professional nursing institutions and services.

2. Technological innovation will greatly improve the quality of nursing service.

Telemedicine and health monitoring: With the rapid development of 5G, Internet of Things, artificial intelligence and other technologies, the aged care industry will realize more efficient telemedicine and health monitoring. The elderly can monitor their health status in real time through smart wearable devices, and nurses can also get faster medical support and advice through telemedicine platform.

Intelligent nursing equipment: such as intelligent wheelchair, automatic drug distribution system, robot escort and other equipment will be gradually popularized. Nursing facilities for the elderly will be highly automated, reducing the workload of nursing staff, improving service efficiency and the quality of life of the elderly.

Big data and artificial intelligence: By collecting and analyzing the health data of the elderly, artificial intelligence can provide personalized care programs, predict the health risks of the elderly and intervene possible health problems at an early stage. This data-based decision support will greatly improve the accuracy and effect of nursing service.

3. The nursing mode is gradually diversified, and community nursing and home nursing will become the mainstream.

Development of community nursing: With the increasing demand of the elderly for the independence of living environment, community nursing will become a new service model. Community nursing combines medical, social and psychological support to provide personalized daily nursing services to help the elderly get care in a familiar environment.

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The rise of home care: home care service will become an important trend. More and more elderly people will choose to receive nursing services at home to avoid the loneliness and inadaptability brought by entering nursing institutions. Home care will include basic daily care, medical care, psychological support, etc., and can maintain real-time communication and monitoring with nursing staff through digital platform.

Development of "barrier-free residence": With the increasing demand for home care, the design and renovation of barrier-free residence will become the focus of industry development. Intelligent residential design, the popularization of barrier-free equipment and the improvement of the safety of the elderly will become important concerns in the market.

4. The demand for personalized and customized nursing services has increased.

Personalized nursing plan: The elderly groups have great individual differences, and the traditional "one size fits all" service can no longer meet the needs. In the future, nursing institutions will pay more attention to providing personalized and customized nursing services for the elderly. Through data analysis and health record management, tailor-made nursing plan for each elderly person.

Mental health and emotional support: mental health problems are gradually emerging among the elderly, and future nursing services will pay more attention to the emotional needs of the elderly. In addition to basic physical care, psychological counseling, social activities and emotional companionship will become important nursing components.

5. The training and professionalism of nursing staff will be improved.

The attraction of nursing profession is enhanced: in order to solve the shortage of nursing staff, the future nursing industry for the elderly will take more incentive measures to attract talents and enhance the social status of nursing profession. By raising salary, improving working conditions and providing more career development opportunities, the nursing industry will gradually realize professionalism and specialization.

Continuing education and training: the training of nursing staff will pay more attention to professional skills and emotional management, especially for the nursing ability of special needs groups (such as dementia patients and severe nursing patients). At the same time, new education methods such as online training and virtual reality will be widely used, so that nurses can learn and improve their skills anytime and anywhere.

6. Cross-border cooperation will become the industry development trend.

Deep integration of medical care and nursing: With the increasing health needs of the elderly, the boundaries between medical care and nursing industry will become increasingly blurred. In the future, more nursing institutions for the elderly will provide comprehensive medical care services, and provide comprehensive health management for the elderly in combination with medical care, rehabilitation and nutrition.

Cooperation between enterprises and technology companies: technology companies will cooperate more with traditional nursing institutions to promote the application of intelligent hardware, software, telemedicine platform and other technologies in elderly care. Through cross-border cooperation, we will promote the integration and innovation of technology and services and provide a more efficient and convenient nursing experience.

7. Changes in social and cultural concepts

The value promotion of the elderly group: In the future, the society will pay more attention to the needs and rights of the elderly group, and the quality of life and dignity of the elderly will become the focus of social attention. The change of cultural concept will promote more elderly people to seek professional nursing services, and their families will be more likely to accept and support the development of nursing services for the elderly.

Self-awareness of the elderly: Modern elderly people pay more attention to health, independence and quality of life, and their nursing needs will become more diverse and complicated. Nursing service providers will need to provide more flexible solutions to meet these new needs.

In a word, the nursing industry for the aged will undergo profound changes in technology, mode, policy and social concept, which will promote the sustainable development of the industry, provide higher quality nursing services for the elderly and create huge market opportunities for enterprises.

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Our Solution

Our solutions will provide innovative services and technologies for the following key issues to meet the challenges of the industry and meet the growing market demand. The following are specific solutions to the above pain points:

1. Solve the problem of shortage and specialization of nursing staff.

Introduction of nursing robots and intelligent equipment: By developing and introducing intelligent nursing equipment and robots, the dependence on manpower will be reduced. For example, intelligent wheelchairs, automatic drug distribution systems, health monitoring wearable devices, etc. Robots can provide support in basic nursing, such as shifting, delivering medicine, accompanying, etc., thus reducing the burden on nursing staff and improving the quality and efficiency of service.

Telemedical support and intelligent health management platform: By establishing an intelligent health management platform, nurses can remotely monitor the health status of the elderly. Using AI technology to analyze the health data of the elderly and provide personalized nursing programs. This not only improves the accuracy of nursing service, but also provides data support for nursing staff to help them work more efficiently.

Online education and training platform: through the establishment of online training platform, the professional level and skills of nursing staff are improved, especially the nursing knowledge with special needs such as dementia and senile diseases. Through virtual reality (VR) and other technologies, nurses can be trained in actual combat and improve their emergency handling ability.

2. Solve the problem of high dependence of the elderly on nursing services.

Innovation of community nursing mode and home nursing service: develop a community nursing mode integrating medical, social and emotional support. Through the digital platform, the elderly can enjoy a full range of nursing services in the community, including daily health monitoring, psychological counseling and social activities. Home care service will provide all-round services including medical care, daily care and psychological care through intelligent equipment and health monitoring platform to ensure that the elderly are taken care of in a comfortable environment.

Barrier-free residential solution: provide barrier-free residential design and renovation services for the elderly's home care needs. Through smart home technology, automated home equipment (such as intelligent lighting, automatic doors, voice control, etc.) can make the elderly live more conveniently, reduce the inconvenience in life and improve the quality of life.

3. To solve the personalized problem of nursing needs of the elderly.

Intelligent and personalized nursing plan: Using big data and artificial intelligence technology, provide personalized nursing plan for every elderly person. By analyzing the health data, history and living habits of the elderly, we can customize personalized diet, exercise and drug management programs for them, so as to improve the nursing effect and the quality of life of the elderly.

Emotional companionship and psychological care: pay more attention to the emotional needs of the elderly in nursing services. By introducing virtual companion robots, social platforms and psychological counseling, we can help the elderly reduce their loneliness and improve their mental health. Moreover, more humanistic care should be added in the daily nursing process to improve the satisfaction of the elderly with nursing services.

4. Solve the immediate problem of health monitoring and emergency response.

Remote health monitoring and emergency response system: provide an all-weather health monitoring system for the elderly, and use wearable devices to track the health indicators such as heart rate, blood sugar and blood pressure of the elderly in real time. When there is an abnormality, the system can automatically give an alarm and notify the nursing staff or family members. At the same time, combined with artificial intelligence analysis system, it can provide timely treatment suggestions in an emergency and reduce the occurrence of critical situations.

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Multi-directional emergency response service: In addition to the medical monitoring system, establish a sound emergency response service system. Including 24-hour customer service, intelligent voice assistant, etc., to ensure that the elderly can get help quickly in any emergency.

5. Solve the problem of cost and payment

Long-term care insurance solution: launch long-term care insurance products in cooperation with insurance companies to help the elderly and their families share the cost of care. Through a reasonable insurance scheme, we can ensure that long-term care services can cover more families and reduce the economic burden.

Sharing nursing resources: combining the needs of community and home nursing, explore the mode of sharing nursing resources. For example, by establishing a nursing service platform for the elderly, residents can share the services of nurses, doctors and nursing staff, reduce the service cost through flexible online booking and payment mechanism, and make the nursing resources more efficient.

6. Solve the problems of social participation and mental health of the elderly.

Establish a social platform and activity center for the elderly: provide an online platform integrating socialization, entertainment and education for the elderly, promote the interaction between the elderly and others, help them maintain an active social life and avoid loneliness and depression. At the same time, organize offline activities, such as health talks and interest groups, so that the elderly can feel the care and warmth of the community.

Emotional care service: provide all-weather emotional companionship service for the elderly through AI technology and emotional companionship system. Robot assistant, virtual companion and voice chat system will provide a channel for the elderly to communicate and interact at any time, relieve loneliness and improve their happiness and quality of life.

7. Solve the brain drain and training problems in the industry.

Career development and incentive mechanism of nursing staff: attract more young people to enter the nursing industry by providing more attractive salary, benefits and career promotion channels. At the same time, provide systematic career development training and education for existing nursing staff to ensure that they can continuously improve their skills and meet the increasingly complex nursing needs of the elderly.

Vocational training cooperation: cooperate with medical and nursing schools and training institutions to provide diverse learning platforms and certification courses for nursing staff and improve the overall professional level of the industry.

Through these innovative solutions, we can not only cope with the pain points of the aged care industry, but also improve the efficiency and service quality of the whole industry, so that the elderly can spend their old age in a more comfortable, safe and dignified environment.

Our Competitive Strengths

Our competitive advantage lies in the following key aspects:

1. Technological innovation and intelligent empowerment

Leading intelligent nursing technology: Our company introduced advanced nursing robots, intelligent health monitoring equipment and virtual companion system, which broke the limitations of traditional nursing mode and provided more personalized and intelligent nursing services for the elderly. This technology-driven innovation has enabled us to seize the market opportunities in the fields of intelligent health management, home care and telemedicine, which can effectively improve the efficiency and quality of nursing and reduce labor costs.

Accurate care of AI+ big data: Through data collection and AI analysis, we can provide accurate care programs according to the specific needs and health status of each elderly person. This personalized nursing service not only improves the satisfaction of the elderly with nursing services, but also enhances the quality and credibility of our services.

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2. Omni-directional and personalized service system

One-stop solution: our company provides all-round services, covering multi-dimensional needs from health monitoring, drug management, emotional companionship to emergency response and social activities. Different from many single service providers in the market, we can provide one-stop and comprehensive solutions to solve various problems that the elderly and families may encounter in the nursing process.

Customized nursing service: Through in-depth understanding of the individual needs of the elderly, we can tailor nursing programs for the elderly with different age groups and different health conditions to ensure the high adaptability of services. This personalized service helps to establish long-term customer relationships and enhance customer loyalty and brand value.

3. Perfect community nursing and home nursing mode.

Innovative community nursing mode: Our company not only pays attention to providing home nursing service, but also promotes innovative community nursing service system. Through the integration of online platform and offline community resources, the elderly can enjoy all-round services including medical care, daily care and social activities in the community. This community nursing model, which integrates medical, social and psychological care, conforms to the diversity and comprehensiveness of the needs of modern elderly people and can also form a competitive barrier in the market.

Barrier-free home care: According to the special needs of home care for the elderly, we provide smart home technology and barrier-free residential renovation services to help the elderly improve their convenience and comfort. Through this differentiated service, we can better meet the personalized needs of home care and enhance market penetration.

4. Strong technical research and innovation capabilities.

Continuous investment in technology research and development: our company constantly improves the intelligent level of nursing equipment through continuous technological innovation. By cooperating with scientific research institutions, universities and technology companies, we can keep up with the cutting-edge development of global aged care technology in time, and ensure that services always remain in the leading position in the industry.

Patented technology independently developed: We have patented technology independently developed in intelligent care products and health monitoring equipment, which provides technical barriers for the company, avoids copying and imitation by market competitors, and provides customers with higher quality and customized products.

5. Brand awareness and word-of-mouth advantages

Excellent customer reputation: Through long-term accumulation in service quality, technological innovation and customer care, we have established a good market reputation. Consumers' trust and dependence on our brand has greatly improved the company's customer conversion rate and repurchase rate, forming a strong brand competitiveness.

Social responsibility and brand image: our company pays attention to the embodiment of social responsibility, especially in the elderly care industry, showing a high sense of social responsibility and emotional care. By providing more warm nursing services for the elderly, we have formed a strong brand attraction and loyalty in the market.

6. Data privacy protection and information security

Leading in data privacy protection: In the aged care industry, data security and privacy protection are very important. Our company has adopted the latest encryption technology and information protection measures to ensure that all user data are strictly protected during collection, storage and transmission. This not only follows the relevant laws and regulations of the industry, but also establishes the company's safe and trustworthy image in the hearts of consumers.

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Intelligent data management system: By establishing an efficient data management platform, we can update the health information of the elderly in real time and provide accurate health data support for nurses. This not only improves the quality of nursing service, but also improves the safety and comfort of the elderly.

7. Customer relationship management and continuous innovative service

Customer data analysis and precision marketing: We accurately identify customer needs through big data analysis, and provide customers with personalized nursing programs and marketing strategies. Through accurate customer relationship management, we can predict customer needs in advance and respond in time to improve customer satisfaction and loyalty.

Continuous service innovation and feedback mechanism: the company has a perfect customer feedback mechanism to collect customer opinions in time and continuously optimize service content according to demand. Through continuous innovation and improvement, we can maintain our competitive advantage in the market and form differentiated service characteristics.

Through the comprehensive effect of the above competitive advantages, our company can gain a strong market position in the challenging elderly care market and establish a sustainable competitive advantage.

Our market opportunity

In the current market environment, our enterprises can explore and make use of various market opportunities:

1. The trend of an aging society

Demographic changes: With the aggravation of the global aging trend, especially in many developed countries and emerging markets, the proportion of people aged 65 and over has gradually increased. According to United Nations data, the proportion of the elderly population will reach 16% of the world's population by 2050. This demographic change means that the demand for elderly care services will continue to grow.

Increased demand for home care: With the change of traditional family structure and the increasing pressure of family members in work and life, more and more families need external support to take care of their elderly relatives. Especially in middle-class families, more and more families are willing to invest resources in elderly care and find more professional and personalized nursing solutions.

2. Intelligent nursing and technology-driven opportunities

Popularization of intelligent health management equipment: With the progress of science and technology, intelligent equipment in elderly care is becoming more and more popular. Technologies such as smart wearable devices, health monitoring sensors and telemedicine platforms provide more accurate and convenient nursing services for the elderly. We can take this opportunity to develop innovative products related to these intelligent devices and platforms, such as intelligent nursing robots and remote health monitoring.

Application of AI and big data: Artificial intelligence and big data technology are rapidly changing the medical and nursing industries. Through big data analysis and AI algorithm, we can tailor a personalized nursing plan for each elderly person, thus improving nursing efficiency, optimizing resource allocation and reducing operating costs. This provides our company with a huge space for technological innovation, which can meet the increasingly complex elderly care needs.

3. The vigorous development of home care market

The growth of home-based care for the aged: Many elderly people prefer to spend their old age in familiar homes, which makes home-based care service a rapidly growing market. Compared with the traditional nursing home model, home care can not only make the elderly feel more affection and comfort, but also effectively reduce costs. With the increasing demand for home care services, we can expand this field and provide comprehensive home care services, including health monitoring, family reform and psychological counseling.

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Barrier-free home renovation: In order to enable the elderly to live more independently and safely at home, the renovation of home environment has become an important demand. We can provide barrier-free design, smart home facilities installation, emergency call system and other services to help the elderly improve the safety and convenience of living.

4. Potential of community nursing service

The rise of community-based pension mode: Many countries are promoting the "community-based pension" mode, combining medical resources, community support and social activities to help the elderly enjoy a higher quality of life in a familiar community environment. This provides an important market opportunity for our company: through cooperation with the community, we provide customized nursing services, including medical care, psychological support, social activities and so on. By integrating online platform and offline resources, we will create a smart community nursing platform to meet the various needs of the elderly.

5. International market expansion

Demand growth in the global market: With the acceleration of the global aging process, especially in developed countries such as Europe, the United States and Japan, the demand for elderly care services is increasing. In addition, many emerging markets (such as India and Southeast Asia) are also facing the challenge of rapid aging. Our company can consider expanding into these international markets, and provide services that meet the needs of different markets with our innovative technology and nursing solutions.

Transnational cooperation and brand building: By cooperating with foreign medical institutions, nursing centers, nursing homes and technology companies, we can accelerate our entry into the international market. At the same time, make use of domestic brand advantages and service experience to build an international brand of aged care.

6. The needs of mental health and emotional companionship of the elderly.

Attention to mental health care: the mental health problems of the elderly are paid more and more attention, and problems such as loneliness and depression are more common among the elderly. Traditional nursing services often ignore the emotional needs of the elderly, which provides us with market opportunities. We can meet the needs of the elderly for mental health by providing psychological support, social activities, emotional companionship and other services, so as to gain market recognition and customer loyalty.

Digital companion and interactive platform: With the development of digital technology, online companion, virtual assistant, remote psychological consultation and other services have gradually become an important part of elderly care. Providing services such as virtual companionship, interactive entertainment and health consultation for the elderly through innovative digital platforms can not only enhance the happiness of the elderly, but also create new profit models.

7. The combination of elderly care and insurance.

Promotion of long-term care insurance: With people's concern about the cost of care for the elderly, long-term care insurance has become a potential market for growth in the next few years. Our company can help the elderly and their families solve the problem of nursing expenses by cooperating with insurance companies to launch nursing insurance products specifically for the elderly. In this way, we can not only provide more comprehensive nursing services, but also create new sources of income for the company.

Multi-party cooperation to improve service capacity: combining insurance and medical resources, it provides the integration of elderly care insurance and actual care services to help customers get high-quality care while enjoying protection. This integrated service helps to enhance our competitiveness in the market.

8. Green old-age care and sustainable care services

Promotion of green nursing concept: With the improvement of environmental awareness, many families and institutions began to pay attention to green and sustainable old-age care services. We can provide customers with nursing services that meet environmental standards by promoting the concept of green nursing (such as using environmental protection materials and energy-saving equipment). This not only conforms to the social development trend, but also helps the company to create a positive social image and attract more customers who pay attention to environmental protection.

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9. Training and education of nursing talents

Shortage of nursing talents: The global aged care market is facing the shortage of nursing talents, which provides a new opportunity for our company. Through training and education programs, more professional nursing staff will be trained to provide guarantee for our services. At the same time, through cooperation with educational institutions and industry associations, the overall level of the industry can be improved and the market share can be further expanded.

These market opportunities show that our company is in an industry full of potential. As long as we can closely follow the trend, innovate services and technologies, and flexibly respond to changes in market demand, we can take the lead in the increasingly competitive market.

Risk Factors Summary

The following are some major risks and their possible impacts:

1. Intensified market competition

Market saturation: As the aging trend intensifies, more and more enterprises and investors flock to this industry. In particular, the competition for emerging service fields such as intelligent nursing and home nursing may lead to intensified market competition. The price war between competitors and the differentiation of service quality may narrow the profit space of enterprises.

Brand awareness and loyalty: In a highly competitive market, it is very difficult for enterprises to establish strong brand awareness and loyalty. Especially in the elderly care industry, which is highly dependent on word-of-mouth, how to break the barriers of brand identity and establish long-term customer relationship is a huge challenge.

2. Technical risks

Technical dependence and failure: With the application of intelligent nursing equipment and telemedicine technology, technical failure may become a potential risk. Instability of equipment, system vulnerabilities, data security issues, etc. may have a negative impact on service quality. For companies that rely on technology, once there is a problem with technology, it may lead to customer loss and brand image damage.

Technology upgrade and maintenance cost: With the continuous progress of technology, enterprises must continuously invest in the research and development of new technologies and the maintenance and updating of old technologies. Especially for elderly care products, the technology upgrade speed is faster, but at the same time, it also needs to invest a lot of money and human resources, and enterprises need to find a balance between technological innovation and cost control.

3. Shortage of personnel and risk of talent management

Shortage of nursing talents: There is a serious shortage of nursing personnel in the elderly nursing industry, especially in the aspect of high-quality and high-skilled nursing talents. This has led enterprises to face great pressure in recruiting, training and retaining employees. Especially for those customers who need long-term professional care, the quality of personnel directly affects the quality of service. Once the human resource management is not in place, it may affect the company's service quality and customer satisfaction.

High employee mobility: the nursing industry often faces high employee mobility, which not only increases the recruitment cost, but also may affect the consistency and quality of services. High liquidity may also lead to the instability of the company in customer communication and relationship maintenance, and affect the trust of customers.

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4. Instability of customer demand

Regional differences in demand: the demand for aged care services may be different in different regions and cultures, especially in the global expansion. For example, the elderly in some countries prefer home care, while others may prefer to stay in nursing homes or long-term care institutions. Enterprises need to deeply understand the needs of different markets and flexibly adjust their products and service models.

Difficulties in demand forecasting: With the diversification of the elderly population, especially the needs of the new generation of elderly people may be more personalized and diversified. How to accurately predict and meet these needs is a challenge. If the enterprise can't catch these changes in time, it may lead to the service can't adapt to the market demand in time, which will affect customer satisfaction and enterprise profit.

5. Financial risks

High operating costs: Elderly care industry usually involves high operating costs, including labor costs, equipment investment, venue leasing and maintenance. In addition, due to the service nature of the industry, the profit cycle is usually longer. Enterprises need to have good control over capital turnover and cash flow management, otherwise they will easily face financial pressure.

Uncertainty of return on investment: especially in the technology-intensive and innovation-driven aged care market, the return on investment of enterprises may be longer. The investment in new products and technologies may take several years to achieve profitability, and during this period, changes in the market environment or technological upgrading may affect the return on investment.

6. Risk of public health events

Global health crisis: For example, public health events such as the COVID-19 epidemic may have a far-reaching impact on the elderly care industry. During the epidemic period, elderly care services are facing high risks and high costs, especially in nursing homes and other places. The epidemic may lead to personnel infection, service interruption and rising operating costs. This sudden public health incident may lead to the loss of customers, affect the company's financial situation, and have a lasting impact on the long-term care model.

Infectious disease control and management: With the vulnerability of the elderly, how to effectively prevent and control infectious diseases has become a major challenge in nursing services. The immunity of the elderly population to viruses and bacteria is weak, so nursing institutions need to strengthen measures such as disease prevention and control, disinfection and isolation. Once infectious diseases occur, they may face problems such as shortage of personnel and service stagnation.

7. Brand reputation risk

Fluctuation of service quality: the service quality of aged care industry is very important to customer satisfaction. If there are quality fluctuations or negative events (such as abuse, negligence, equipment failure, etc.) in nursing service, the brand reputation will be damaged, which will further affect customer trust and market share.

Public opinion crisis: Once a negative event involving the elderly occurs, it may spread rapidly through social media and news platforms, resulting in damage to the company's reputation. Timely handling and effective response to public opinion pressure and crisis management will directly affect the market image and long-term development of enterprises.

8. Social acceptance of aged care services

Cultural differences and acceptance: the elderly with different cultural backgrounds may have different acceptance of nursing services. For example, some cultures may place more emphasis on home care, while others prefer professional old-age care institutions or home care services. Enterprises need to have a deep understanding of local culture when expanding the market, so as to avoid the failure of service mode due to cultural differences.

These risk factors show that, despite the huge market opportunities in the aged care industry, enterprises need to maintain a high degree of sensitivity and resilience, continuously monitor changes in the external environment, and flexibly adjust their strategies to meet possible challenges.

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Our Strategy

1. Expand business scope and coverage area.

BRK International Holding Group Ltd has been deployed in many business fields, including home care for the aged, hospital care, labor dispatch, etc. In the future, BRK International Holding Group Ltd may further expand its business areas, especially in terms of regional coverage and market penetration. By entering more cities and communities, or cooperating with more pension institutions and hospitals, BRK International Holding Group Ltd can enhance its brand influence and meet the needs of a wider group of elderly people.

2. Strengthen technology drive and innovation.

With the continuous development of science and technology, intelligent pension, data analysis and AI technology are gradually becoming an important part of the pension industry. BRK International Holding Group Ltd may strengthen technical investment and develop intelligent health management platform and telemedicine services, so as to improve the accuracy and efficiency of services and improve the quality of life of the elderly. At the same time, with the help of big data, BRK International Holding Group Ltd can better understand the health needs of the elderly and provide personalized and customized care services.

3. Deepen the service system of combining medical care with nursing care.

BRK International Holding Group Ltd has formed a unique advantage in the care service of combining medical care with nursing care. In the future, BRK International Holding Group Ltd may continue to deepen this system, optimize the allocation of medical resources, and further improve the integration of medical services and nursing services. By integrating more medical experts, nurses and health management resources, BRK International Holding Group Ltd can provide more comprehensive health management services for the elderly.

4. Promote brand building and marketing.

In the competitive pension industry, brand influence and marketing strategy are very important. BRK International Holding Group Ltd may further strengthen brand building and raise public awareness of its service quality and corporate social responsibility. At the same time, through online and offline promotion, increase consumers' trust and loyalty to their services.

5. Diversified sources of income

BRK International Holding Group Ltd has been involved in a number of businesses related to the elderly, such as entertainment services, aging space, spiritual experience for the elderly and so on. In the future, BRK International Holding Group Ltd will enhance its financial stability and market competitiveness by expanding its service scope and adding new revenue sources. For example, develop tourism business suitable for the elderly, sales of elderly products, etc., and build a complete industrial chain for the elderly.

6. Explore opportunities for mergers and acquisitions and cooperation.

In order to speed up business expansion and technological upgrading, BRK International Holding Group Ltd may also consider the way of merger or strategic cooperation to realize resource integration and market expansion. This kind of cooperation can cover medical institutions, aging industry technology companies, pension communities and other fields, which is helpful to improve comprehensive service capabilities.

7. Focus on sustainable development and social responsibility

With people's increasing concern about corporate social responsibility, BRK International Holding Group Ltd will continue to pay attention to social responsibility and promote the development of green and sustainable pension services. At the same time, strengthen the training and welfare of employees, enhance the social image of enterprises, and attract more outstanding talents to join.

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Generally speaking, the future development strategy of BRK International Holding Group Ltd should focus on expanding market share, improving service quality, strengthening technology application and optimizing operational efficiency, and strive to provide more perfect care services for the elderly and become an industry leader in the field of combining medical care with nursing care.

Risk Factors Summary

1. Intensified market competition

Market saturation: As the aging trend intensifies, more and more enterprises and investors flock to this industry. In particular, the competition for emerging service fields such as intelligent nursing and home nursing may lead to intensified market competition. The price war between competitors and the differentiation of service quality may narrow the profit space of enterprises.

Brand awareness and loyalty: In a highly competitive market, it is very difficult for enterprises to establish strong brand awareness and loyalty. Especially in the elderly care industry, which is highly dependent on word-of-mouth, how to break the barriers of brand identity and establish long-term customer relationship is a huge challenge.

2. Technical risks

Technical dependence and failure: With the application of intelligent nursing equipment and telemedicine technology, technical failure may become a potential risk. Instability of equipment, system vulnerabilities, data security issues, etc. may have a negative impact on service quality. For companies that rely on technology, once there is a problem with technology, it may lead to customer loss and brand image damage.

Technology upgrade and maintenance cost: With the continuous progress of technology, enterprises must continuously invest in the research and development of new technologies and the maintenance and updating of old technologies. Especially for elderly care products, the technology upgrade speed is faster, but at the same time, it also needs to invest a lot of money and human resources, and enterprises need to find a balance between technological innovation and cost control.

3. Shortage of personnel and risk of talent management

Shortage of nursing talents: There is a serious shortage of nursing personnel in the elderly nursing industry, especially in the aspect of high-quality and high-skilled nursing talents. This has led enterprises to face great pressure in recruiting, training and retaining employees. Especially for those customers who need long-term professional care, the quality of personnel directly affects the quality of service. Once the human resource management is not in place, it may affect the company's service quality and customer satisfaction.

High employee mobility: the nursing industry often faces high employee mobility, which not only increases the recruitment cost, but also may affect the consistency and quality of services. High liquidity may also lead to the instability of the company in customer communication and relationship maintenance, and affect the trust of customers.

4. Instability of customer demand

Regional differences in demand: the demand for aged care services may be different in different regions and cultures, especially in the global expansion. For example, the elderly in some countries prefer home care, while others may prefer to stay in nursing homes or long-term care institutions. Enterprises need to deeply understand the needs of different markets and flexibly adjust their products and service models.

Difficulties in demand forecasting: With the diversification of the elderly population, especially the needs of the new generation of elderly people may be more personalized and diversified. How to accurately predict and meet these needs is a challenge. If the enterprise can't catch these changes in time, it may lead to the service can't adapt to the market demand in time, which will affect customer satisfaction and enterprise profit.

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5. Financial risks

High operating costs: Elderly care industry usually involves high operating costs, including labor costs, equipment investment, venue leasing and maintenance. In addition, due to the service nature of the industry, the profit cycle is usually longer. Enterprises need to have good control over capital turnover and cash flow management, otherwise they will easily face financial pressure.

Uncertainty of return on investment: especially in the technology-intensive and innovation-driven aged care market, the return on investment of enterprises may be longer. The investment in new products and technologies may take several years to achieve profitability, and during this period, changes in the market environment or technological upgrading may affect the return on investment.

6. Risk of public health events

Global health crisis: For example, public health events such as the COVID-19 epidemic may have a far-reaching impact on the elderly care industry. During the epidemic period, elderly care services are facing high risks and high costs, especially in nursing homes and other places. The epidemic may lead to personnel infection, service interruption and rising operating costs. This sudden public health incident may lead to the loss of customers, affect the company's financial situation, and have a lasting impact on the long-term care model.

Infectious disease control and management: With the vulnerability of the elderly, how to effectively prevent and control infectious diseases has become a major challenge in nursing services. The immunity of the elderly population to viruses and bacteria is weak, so nursing institutions need to strengthen measures such as disease prevention and control, disinfection and isolation. Once infectious diseases occur, they may face problems such as shortage of personnel and service stagnation.

7. Brand reputation risk

Fluctuation of service quality: the service quality of aged care industry is very important to customer satisfaction. If there are quality fluctuations or negative events (such as abuse, negligence, equipment failure, etc.) in nursing service, the brand reputation will be damaged, which will further affect customer trust and market share.

Public opinion crisis: Once a negative event involving the elderly occurs, it may spread rapidly through social media and news platforms, resulting in damage to the company's reputation. Timely handling and effective response to public opinion pressure and crisis management will directly affect the market image and long-term development of enterprises.

8. Social acceptance of aged care services

Cultural differences and acceptance: the elderly with different cultural backgrounds may have different acceptance of nursing services. For example, some cultures may place more emphasis on home care, while others prefer professional old-age care institutions or home care services. Enterprises need to have a deep understanding of local culture when expanding the market, so as to avoid the failure of service mode due to cultural differences.

These risk factors show that, despite the huge market opportunities in the aged care industry, enterprises need to maintain a high degree of sensitivity and resilience, continuously monitor changes in the external environment, and flexibly adjust their strategies to meet possible challenges.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2012, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

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●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our Pre-IPO

Prior to the IPO, we total share capital was about 300,000,000 ordinary shares. This time, about 60,000,000 ordinary shares will be sold, which is we expect that the initial public offering price will be no less than US $8.65 per share.

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THE Offering
Issuer	BRK International Holding Group Ltd

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$ per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Facility construction and maintenance

Service optimization and expansion

Talent cultivation and team building

Market promotion and brand building

Risk management and emergency reserve

Technological innovation and informationization construction

Other Operating liquidity

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “BRKHM” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

SERVICES-SOCIAL SERVICES industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) Price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) Accurately forecast our net sales and plan our operating expenses.

3) Compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the Cayman and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

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Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. Furthermore, it is often difficult to maintain and enforce intellectual property rights in the England. Statutory laws and regulations in the Cayman are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the Cayman and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

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If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business model requires us to manage a large volume of inventory effectively. We procure products from third-party manufacturers and sell as our own inventory through our Marketplace and off-platform ecommerce. We depend on our demand forecasts for various kinds of products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory is ordered and the date by which we target to sell it. Demand may be affected by seasonality, new product launches, changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. In addition, when we begin selling a new product, we may not be able to accurately forecast demand. The procurement of certain types of inventory may require significant lead time and prepayment, and they may not be returnable. If we are unable to anticipate or respond to changes in customer preferences or fail to bring products that satisfy new customer preferences to our Marketplace and off-platform ecommerce in a timely manner, our results of operations, financial condition and liquidity could be adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the e-commerce market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the e-commerce market is critical to increasing the quantity and depth of engagement of sellers and buyers with our platform, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business, the attractiveness of our platform for our sellers and buyers and the growth of buyer traffic on our websites and mobile apps. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. In addition, our buyers and sellers may have conflicting views regarding some of the new initiatives we introduce to improve our platform, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

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If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The markets for our products and services are competitive and rapidly evolving. The successful execution of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market for our products and services, continue technological innovation and offer new capabilities to sellers and buyers. We have many competitors not only among other e-commerce companies, but also physical stores and a large and fragmented group of other offline retailers. We compete with these current and potential competitors for both sellers and buyers. From time to time, our buyers may decide not to continue purchasing products on our platform for various reasons, including choosing to shop in offline retail stores once more. Our sellers may also decide to switch to our competitors’ services. Some of our existing or potential competitors may have greater resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other areas. Further, the internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller or lesser known businesses, including businesses from outside Cayman, to compete against us. As a result of these various types of current and potential competitors, we may fail to retain or may lose our current market position, we may fail to continue to attract new and maintain our existing buyers and sellers, and we may be required to increase our spending or maintain lower prices, which could materially and adversely affect our business, prospects, financial condition and results of operations.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The e-commerce market is characterized by rapid technological developments, frequent launches of new products and services, changes in buyer needs and behavior and evolving industry standards. As a result, participants in the e-commerce industry constantly change their product offerings and business models and adopt new technologies to, among other things, increase cost efficiency and adapt to buyer preferences. There can be no assurances that our key competitors will not adopt a more effective business strategy than us or that our competitors will not be able to more quickly adapt to industry changes than we will. If we fail to successfully and timely respond to technological or industry developments, it could result in a loss of sellers and buyers, and our brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

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We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We are party to agreements with third-party companies in various aspects of our business model, including the lessors of our fulfillment centers and various logistics providers. If we are unable to maintain or renew leases, or lease other suitable premises on acceptable terms, or if our existing leases are terminated for any reason (including in connection with a lessor’s loss of its ownership rights to such premises), or if a lease’s terms (including rental charges) are revised to our detriment, such matters could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may have difficulties with sourcing the products we sell through our Direct Sales business.

Besides connecting, and facilitating transactions between, buyers and sellers on our Marketplace, we sell products directly to our buyers through our Direct Sales business. In our Direct Sales business, we purchase and hold inventory of a selection of products in our fulfillment centers to be sold directly to buyers, and therefore are dependent on our suppliers we source the products from. There can be no assurance that we will be able to timely replace any of our suppliers in case their products are no longer available to us or otherwise procure the supply of products to our facilities to be sold through the Direct Sales business, which may adversely affect our business, prospects, financial condition and results of operations.

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

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We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business which consist of building and setting up warehouse facilities, technology, sorting and other types of equipment. These investments support both our existing business and anticipated growth. Forecasting projected volume involves many factors which are subject to uncertainty, such as general economic trends, changes in governmental regulation and competition. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

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Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may be subject to product liability claims when people or property are harmed or damaged by the products that are sold on our platform.

We are exposed to product liability or food safety claims relating to personal injury or illness, death or environmental or property damage caused by the products that are sold by us or through our Marketplace, and we do not maintain any insurance with respect to such product liability. As the products offered by us or through our Marketplace are manufactured by third parties, we have only limited control over the quality of these products. In addition, we cannot always effectively prevent our sellers from selling harmful or defective products on our Marketplace, which could cause death, disease or injury to our buyers or damage their property. We may be seen as having facilitated the sale of such products and may be forced to recall such products. Under our Direct Sales model, where we act directly as seller, we may also have to recall harmful products.

Although we require that our sellers only offer products that comply with the existing product safety rules and monitor such compliance, we may not be able to detect, enforce or collect sufficient damages for breaches of such agreements. In addition, any negative publicity resulting from product recalls or the assertion that we sold defective products could damage our brand and reputation. Any material product liability, food safety or other claim could have an adverse effect on our business, prospects, results of operations and financial condition.

We may be impacted by fraudulent or unlawful activities of sellers, which could have a material adverse effect on our reputation and business and may result in civil or criminal liability.

The law relating to the liability of online service providers is currently unsettled in England, and governmental agencies have in the past and could in the future require changes in the way online businesses are conducted. Our standard agreement with the sellers on our Marketplace provides for monthly payments to sellers for the products sold rather than immediate payment after the sale of a product. Our standard form agreement with our sellers provides that we will directly compensate the buyer for the purchase price if a buyer makes a return and the seller must refund us the price of the returned product. These provisions are designed to prevent sellers from collecting payments, fraudulently or otherwise, in the event that a buyer does not receive the products they ordered or when the products received are materially different from the seller’s descriptions, and to prevent sellers on our Marketplace from selling unlawful, counterfeit, pirated, or stolen goods, selling goods in an unlawful or unethical manner, violating the proprietary rights of others or otherwise violating our product requirements. If our sellers circumvent or otherwise fail to comply with these provisions, it could harm our business or damage our reputation, and we could face civil or criminal liability for unlawful activities by our sellers.

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We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in England and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in England, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

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Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

Trade restrictions could materially and adversely affect our business, financial condition and results of operations.

Our cross-border logistics services may be affected by trade restrictions implemented by countries or territories in which our customers are located or in which our customers’ products are manufactured or sold.

For example, we are subject to risks relating to changes in trade policies, tariff regulations, embargoes or other trade restrictions adverse to our customers’ business. Actions by governments that result in restrictions on movement of parcel or otherwise could also impede our ability to carry out our cross-border ecommerce solutions and logistics services. In addition, international trade and political issues, tensions and conflicts may cause delays and interruptions to cross-border transportation and result in limitations on our insurance coverage. If we are unable to connect our global customers in our marketplace or provide solutions to transports parcel to and from countries with trade restrictions in a timely manner or at all, our business, financial condition and results of operations could be materially and adversely affected.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

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Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

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A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2024 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

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To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

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As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

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Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

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The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

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We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Cayman companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;

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●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the Cayman;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

As international physical, ecommerce, and omni-channel retail and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $ million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $ per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $ increase (decrease) in the assumed initial public offering price of $ per share would increase (decrease) the net proceeds to us from this offering by approximately $ million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $ per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Facility construction and maintenance		20%
Service optimization and expansion		15%
Talent cultivation and team building		15%
Market promotion and brand building		10%
Risk management and emergency reserve		15%
Technological innovation and informationization construction		15%
Other Operating liquidity		10%
Total project input funds		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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Table of Contents5

CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2024 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2024
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

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Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $                         million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $                      million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2024 was $                     or approximately $                   per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2024 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2024, will be $              or approximately $                                     per Ordinary Share. This would result in dilution to investors in this offering of approximately $                   per Ordinary Share or approximately % from the assumed offering price of $                      per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $                      per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2024
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 31, 2024, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $ per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

Founded in 2018, we are an innovative health management group focusing on the combination of medical care and nursing care, and is committed to providing comprehensive professional nursing services and family-like care for the elderly. Since its establishment, the company has adhered to the business philosophy of "quality first, caring for the foundation", deeply cultivated many fields such as community pension, hospital care and home pension, and successfully built a service system with "wisdom pension" and "combination of medical care and nursing" as the core.

BRK International Holding Group Ltd actively responds to the global aging trend, promotes the innovation and transformation of the old-age care industry through the self-developed smart old-age care service technology platform, and is committed to the deep integration of community medical care and nursing services to provide a one-stop solution. Focusing on customers, the Group always pays attention to, understands and studies the needs of customers, and is committed to providing professional, efficient and family-like services to every customer, ensuring that customers can receive meticulous care at every stage of life.

Business Area

The main business of BRK International Holding Group Ltd covers many pension fields, including but not limited to:

G-end home-based care for the elderly: provide home-based care for the elderly and ensure that they get professional health management and accompanying services in a familiar environment.

BG-end hospital escort service: provide professional escort service for patients who need hospitalization, and ensure that their physical and mental health is fully guaranteed during hospitalization.

BG-side hospital transport business: provide professional and safe hospital patient transport service to ensure the convenience and safety of the elderly and patients in the process of medical treatment.

BG-end institutional custody business: providing institutional custody services for the elderly, helping family members share the pressure of care, and providing high-quality care and care.

BG-side labor dispatch business: provide professional nursing staff and service staff support for various old-age care institutions and medical institutions to ensure service quality.

C-end entertainment services for the elderly: provide rich entertainment activities and physical and mental health promotion programs for the elderly to improve their quality of life.

C-end pension institution operation service: provide all-round pension institution management and operation services to ensure that the elderly in the institution receive quality care.

C-terminal aging space and spiritual experience service for the aged: According to the special needs of the elderly, provide aging space design and mental health care to create a safe and comfortable living environment.

C-end medical care combined with nursing home admission service: provide professional nursing home service for the elderly who need long-term care to ensure the seamless connection between medical care and nursing.

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With the development strategy of "community medical care combined with nursing service", Bairuikang Group is committed to providing the whole chain of professional care solutions for the international market. In the process of exploring the aging service, Bairuikang has always adhered to the concept of innovation and Excellence, deeply cultivated various businesses, strived to improve the quality of life of the elderly, and promoted the development of the entire pension industry.

Vision and Values

Corporate vision of BRK International Holding Group Ltd is always customer-centered, and is committed to providing customers with professional care and family-like care. The company adheres to the principle of "cooperation and mutual assistance, honesty, diligence and innovation, fairness and justice, and common progress" and strives to create a more harmonious and valuable environment for every employee and customer. In terms of team building, BRK International Holding Group Ltd advocates the spirit of "mutual assistance and love, innovation and creation, persistence and common growth", and promotes all employees to provide high-quality services for the elderly, but also to continue to grow and break through in their careers.

As a comprehensive health management company, BRK International Holding Group Ltd has always adhered to market-oriented, brand-oriented and chain-like operation, striving to become the most professional and comprehensive medical and nursing service institution in the world, providing safe, comfortable and professional health care services for more families and communities.

Look into the Future

BRK International Holding Group Ltd will continue to be driven by innovation, continuously expand its business scope, improve its service quality and promote the upgrading and development of the smart pension industry. Through deepening cooperation and innovation with all walks of life, we will strive to become the most influential international leader in the pension industry in the future and provide more professional and comprehensive pension solutions for the global aging society.

Our History and Development

Founded in 2018, we are originally a start-up enterprise focusing on the combination of medical care and nursing services, aiming to meet the health management needs brought by the growing elderly population around the world. At the beginning of the company's establishment, many countries around the world are facing the problem of accelerating the aging process, especially in Europe, America and Asia-Pacific, where the proportion of the elderly population is rising. This global challenge made BRK International Holding Group Ltd quickly decide to build itself into a multinational health management and care service provider.

Start-up and innovation: from single service to diversified business layout

In the initial stage, BRK International Holding Group Ltd quickly launched an innovative service system of combining medical care with nursing care by virtue of its accurate judgment on the global market. The company pays attention to improving the quality of life of the elderly, and meets the growing care needs of the elderly through efficient nursing services and integrated medical care solutions.

With the increasing demand for internationalization, BRK International Holding Group Ltd not only expands its business into the fields of transnational care and medical service outsourcing, but also provides cross-border health management solutions through cooperation with overseas health institutions and elderly communities. By introducing advanced global health management concepts and technologies, BRK International Holding Group Ltd has gradually established its own international service network.

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Technological Innovation and Platform Development

Under the background of the aging problem in the world, the innovation speed of BRK International Holding Group Ltd has been further accelerated. In 2019, BRK International Holding Group Ltd took technological innovation as its development focus, and began to invest a lot of resources to develop a smart pension technology platform to meet the needs of the elderly in different countries and regions. The platform uses technologies such as big data and artificial intelligence to monitor the health status of the elderly in real time and provide customized care programs according to their specific needs. The platform can also improve service efficiency and accuracy through data analysis, so that the elderly can enjoy standardized and personalized care services on a global scale.

The international application of this technology not only enhances the competitiveness of BRK International Holding Group Ltd in the global pension industry, but also helps the company to achieve in-depth cooperation with medical institutions and pension service units in various countries. With this platform, BRK International Holding Group Ltd has provided integrated services including health monitoring, telemedicine and home care, and gradually established brand influence in the international market.

Business diversification and chain operation

In order to meet the diversified needs of the global pension market, BRK International Holding Group Ltd has strengthened its diversified business layout after 2020. The company expanded from the initial single service to many fields, including health management, psychological care for the elderly, cross-border medical services, and began to lay out global chain operations. Through meticulous market research, BRK International Holding Group Ltd has successfully implemented a chain-like business model in many countries and regions, improved its operational efficiency, and adjusted its service model through legal and cultural differences in different countries, thus ensuring that the market demand in various places is met.

In addition, BRK International Holding Group Ltd has customized its business strategy according to the aging degree and policy orientation of different countries, and launched differentiated services for specific countries in Europe, North America and Asia to meet the specific needs of local elderly groups. This flexible and diverse business model not only makes BRK International Holding Group Ltd win a worldwide reputation, but also consolidates its leading position in the international market.

Looking to the future: global leaders and social responsibility

With the acceleration of the global aging process, BRK International Holding Group Ltd clearly recognizes that the future pension market will be more complex and diversified. To this end, we will continue to deepen its internationalization strategy, and strive to become the world's leading service platform for combining medical care with nursing care by further expanding technological innovation and enhancing global business integration. In the next few years, the company plans to further expand its international business by expanding its distribution in key markets such as Europe, Asia and North America.

In addition, BRK International Holding Group Ltd will continue to fulfill its corporate social responsibility on a global scale and promote the sustainable development of the global pension industry. The company is committed to improving the service quality through continuous innovation, and promoting the health and well-being of the global elderly population, with a view to creating a better and healthier living environment for the elderly around the world.

Generally speaking, the history and development of BRK International Holding Group Ltd represents its continuous innovation and breakthrough in the international pension industry. In the future, the company will continue to promote the reform of the global pension industry through innovation in technology, service and operation mode, and strive to become a global leader with extensive influence in the world.

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Major Factors Affecting Our Results of Operations

The main factors affecting the operating results of BRK International Holding Group Ltd cover many dimensions, including market environment, internal management, external competition and technological innovation. The following are some major influencing factors:

1. Market demand and population aging trend

With the increasingly serious problem of global aging, the demand for health management of the elderly population has increased dramatically. The market demand for the combination of medical and nursing services, intelligent old-age care, personalized care and health management for the elderly is rising. This demand trend provides strong support for the business of BRK International Holding Group Ltd However, changes in market demand may also be affected by economic fluctuations, social and cultural changes and other factors.

2. Technological innovation and digital transformation

The business of BRK International Holding Group Ltd relies heavily on technological innovation, especially in the construction of smart pension and health management platform. The continuous progress of big data, artificial intelligence, Internet of Things and other technologies has promoted the innovation and efficiency improvement of the company's business model. Technology empowerment not only improves the accuracy of elderly care, but also helps the company maintain its competitive advantage in operational efficiency and service quality. If we lag behind our peers in technological innovation, it may affect the market share and customer satisfaction of BRK International Holding Group Ltd

3. Competitive pressure

With the rapid development of the pension industry, more and more companies and capitals are pouring into this market. Including traditional medical and health enterprises, internet giants, professional pension institutions, and emerging innovative enterprises, have all become competitors of BRK International Holding Group Ltd Intensified competition may lead to the division of market share, and enterprises need to cope with this competitive pressure by improving service quality, reducing costs and expanding brand influence. Failure to effectively cope with competition may affect the company's profitability and market position.

4. Brand and customer satisfaction

The brand awareness and customer satisfaction directly affect the market performance and profitability of BRK International Holding Group Ltd A good brand image and word of mouth will help the company attract new customers, increase customer stickiness and increase the rate of repeated consumption. Especially in the pension industry, the elderly and their families have very high requirements for service quality. Once there is a service quality problem, it may quickly affect the company's reputation and customer base. Therefore, continuous improvement of service quality and customer experience is the key for the company to ensure sustained growth and profitability.

5. Operation management and cost control

The internal management level of a company, especially in terms of operational efficiency, cost control and talent management, directly affects the operating results. Effective operation management can reduce unnecessary waste of resources and improve overall service efficiency and customer satisfaction. In addition, with the intensification of industry competition, how to effectively reduce costs and enhance the scale effect has also become an important factor for the company to achieve profit growth. For BRK International Holding Group Ltd, good supply chain management, refined financial management and professional staff training are all important links that affect the operating results.

6. Capital and financing environment

The business expansion and technology research and development of BRK International Holding Group Ltd need a lot of capital investment. Therefore, the financing environment has a direct impact on the company's operating results. Changes in the capital market, investors' confidence and financing costs will all affect the adequacy of the company's funds and the feasibility of strategic implementation. Sufficient funds can help the company to speed up its international layout, expand its product line, and even conduct mergers and acquisitions to enhance its market competitiveness; The shortage of funds may slow down the company's development.

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7. International market risks

The risk factors faced by BRK International Holding Group Ltd in its international layout can not be ignored. Including political and economic uncertainties in the international market, exchange rate fluctuations, cross-cultural management, etc., may have an impact on its operating results. The differences in regulatory policies, aging trends and market acceptance in different countries also require companies to make corresponding adjustments in their overseas market operation strategies.

8. Social and cultural factors

There are differences in the needs of the elderly in different regions and cultural backgrounds, and the social cognition and acceptance of the elderly care and medical care services are also different. When expanding the international market, BRK International Holding Group Ltd needs to understand and adapt to local cultural differences and provide personalized services that meet local needs. If it cannot adapt to the local social and cultural environment, the company may face difficulties in market expansion.

9. Emergencies and economic fluctuations

Unforeseen emergencies, such as natural disasters, global epidemic (such as COVID-19) and economic crisis, will also have a profound impact on the operating results of BRK International Holding Group Ltd For example, during the epidemic period, the pressure of medical needs and nursing services increased, but at the same time, due to the instability of the global economy, it may bring changes in consumer behavior and even lead to an increase in company operating costs. BRK International Holding Group Ltd needs to have strong crisis response ability in order to remain competitive in emergencies.

These factors interweave and influence each other, and jointly shape the operating results of BRK International Holding Group Ltd In the future operation process, the company needs to constantly optimize its own management mode and innovative business mode, and flexibly respond to market changes to ensure sustained growth and stable profitability.

Our Marketing and Sales

In order to improve the operating results, BRK International Holding Group Ltd needs to take a series of refined measures in marketing and sales strategies to cope with the diversified market demand and fierce competitive environment. The following are some targeted marketing and sales strategies that can help improve the company's market share, customer loyalty and overall business performance:

1. Accurate positioning and market segmentation

According to different customer groups, BRK International Holding Group Ltd needs to segment the market, identify the main consumer groups, and formulate personalized marketing programs according to their needs. For the elderly care market, it can be subdivided according to age, health status, economic level and family needs. For example:

Health management needs: For some elderly people with high health needs, high-end health monitoring, rehabilitation care and other services can be promoted.

Life care needs: for some elderly people with mobility difficulties, promote personalized life care and companionship services.

Family care: In view of family anxiety, psychological counseling, family care guidance and other services are introduced to enhance all-round family care.

Through market segmentation and precise positioning, BRK International Holding Group Ltd can formulate more targeted product and service solutions to enhance customer stickiness and satisfaction.

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2. Integrate online and offline channels

With the popularity of the Internet, online and offline integrated marketing has become particularly important. BRK International Holding Group Ltd should improve the channel integration effect through the following aspects:

Online platform construction: through the establishment of a fully functional online platform, online consultation, appointment, telemedicine, health management and other services are provided to facilitate customers to obtain service information anytime and anywhere.

Social media marketing: Use social platforms such as Facebook, Tik Tok and Twitter to attract potential customers by publishing health knowledge, nursing skills for the elderly and company activities. Regularly publish customer success stories and service evaluations to enhance the credibility of the brand.

Off-line Experience Center: Establish off-line experience centers or demonstration areas in major cities, so that customers and their families can experience the service quality and environmental facilities personally, and improve their purchasing confidence. Improve customer conversion rate by combining the seamless connection between online and offline.

3. Brand building and word-of-mouth marketing

The pension industry is highly dependent on word of mouth, and customers pay great attention to service quality. BRK International Holding Group Ltd can strengthen brand building and word-of-mouth communication in the following ways:

Quality commitment: emphasize the company's strict standards in service quality, provide standardized service processes and transparent service evaluation system, and enhance customers' trust.

Customer satisfaction survey and feedback mechanism: establish a perfect customer feedback mechanism, conduct customer satisfaction surveys regularly, and continuously improve service quality according to customer opinions. Customers with high satisfaction often bring more new customers through word-of-mouth communication.

Brand story and emotional marketing: by telling the story of brand creation, corporate social responsibility and touching stories between companies and customers, we can establish emotional connection and increase customers' brand identity.

4. Content marketing and educational marketing

In the pension industry, it usually takes a long time for customers to make decisions, so BRK International Holding Group Ltd should focus on enhancing customers' awareness and understanding of the brand through educational marketing. Specific measures can be taken as follows:

Popularization of health knowledge: regularly hold online and offline health lectures, medical popular science activities, etc., to enhance the awareness of the elderly and their families on health management and elderly care, and increase the professional image of the brand.

Customized content creation: according to the needs of customer groups, create different types of content, such as health tips, elderly care guides, nutritious diet suggestions, etc., to enhance the brand's value perception.

Cooperate with industry experts: invite medical experts, psychologists and other industry authorities to jointly hold lectures or online consultations to improve the company's professional position in the eyes of customers.

5. Pricing strategy and flexible payment

The service price of the pension industry is usually high, and customers are often very sensitive to the price when choosing services. In order to improve the sales conversion rate, BRK International Holding Group Ltd can adopt flexible pricing strategies and payment methods:

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Hierarchical pricing: design different service packages and price levels according to different service needs, so that customers can choose the most suitable service combination according to their actual situation. For example, basic service package, standard service package, high-end customized service package, etc.

Membership system and long-term contract: provide long-term service contracts such as membership cards and annual cards to increase customer loyalty and lock in income through long-term contracts.

Installment payment and flexible payment: Considering the high cost of aged care services, we provide the option of installment payment, so that customers can pay more easily and reduce the payment pressure.

6. Cooperation and joint marketing

BRK International Holding Group Ltd can expand its market coverage and enhance its brand influence through joint marketing with companies in other industries:

Cooperation with medical institutions: establish cooperative relations with hospitals, clinics and other medical institutions, expand customer sources, and drive the demand for aged care services through medical referral.

Cooperation with insurance companies: cooperate with health insurance companies to launch a comprehensive plan of endowment insurance and health management services to attract groups with the need to purchase endowment insurance.

Cross-industry cooperation: Cross-border cooperation with tourism, education and other industries, and comprehensive services including tourism pension, study exchange, etc. will be launched to attract more target customer groups.

7. Sales Team Building and Incentive Mechanism

In order to improve the performance of the sales team, BRK International Holding Group Ltd needs to continuously optimize the construction and incentive mechanism of the sales team:

Training and empowerment: regular training in professional knowledge, sales skills and customer service to improve the overall ability of sales staff.

Performance appraisal and incentive: Establish a scientific and reasonable performance appraisal system, reward salespeople according to their performance, and motivate the enthusiasm and creativity of the team.

Personalized service and relationship management: salespeople are not only simple product promoters, but also maintainers of customer relationships. In the sales process, we should pay attention to establishing long-term and stable customer relationships, providing personalized services to customers and enhancing customer loyalty.

8. Refined data analysis and decision support

Modern marketing is inseparable from data support. BRK International Holding Group Ltd should optimize its marketing strategy through meticulous data analysis:

Customer data analysis: through the collection and analysis of customer data, identify the needs and preferences of potential customers and conduct targeted marketing.

Analysis of sales channels: analyze the effects of different sales channels, optimize the allocation of resources, and focus on the channels with the best effects for investment.

Market trend monitoring: through big data and market trend analysis, timely grasp market changes, adjust marketing strategy and maintain competitiveness.

Through these comprehensive marketing and sales strategies, BRK International Holding Group Ltd can stand out in the increasingly competitive pension market, which can not only improve customer satisfaction and loyalty, but also effectively promote sales performance and sustainable growth of the company.

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BUSINESS

Our Mission

Our company always takes customers as the center, promotes the innovation of combining medical care with nursing care, provides professional, warm and personalized all-age health services, helps the development of international wisdom for the aged, and protects the health and dignity of every elderly person.

1. Customer-Centric:

Our company always adheres to the principle of "always taking customers as the center", which runs through all our services, innovations and strategic decisions. We always pay attention to customers' needs and expectations, and strive to provide more professional and caring care for every customer, ensuring that they can feel our care in every detail.

2. Promote the combination of medical care and innovation:

As a professional nursing service enterprise, our company closely combines medical care and old-age care services, not only providing basic health management, but also providing more comprehensive care for the elderly through innovative services such as intelligent old-age care and spiritual old-age care. Promoting this innovation is an important mission of our company to continuously improve service quality and expand service fields.

3. Provide professional, warm and personalized all-age health services:

In the process of care, our company not only pays attention to professional services, but also emphasizes providing warm, caring and personalized health management for every customer. Our whole-age health service concept ensures that every elderly person can enjoy the most suitable service at different stages of life and improve their quality of life and happiness.

4. Help the development of international smart pension:

Facing the global aging problem, our company is committed to promoting the development of smart pension technology and improving the efficiency and quality of pension services. Through innovative technologies and intelligent platforms, we improve the living environment of the elderly, provide them with a safer and more comfortable living experience, and help the rapid development of international smart pension.

5. Protect the health and dignity of every elderly person;

In the process of providing aged care services, our company always insists on respecting the health and dignity of every elderly person. Providing for the aged is not only to provide material care, but also to enable the elderly to maintain dignity and enjoy life in their later years through meticulous care.

Summary:

Our company's corporate culture mission is: "always take the customer as the center, promote the innovation of combining medical care with nursing care, provide professional, warm and personalized all-age health services, help the development of international wisdom for the aged, and protect the health and dignity of every elderly person." This mission is not only highly consistent with our values and service purposes, but also points out the direction for our future development and embodies our all-round care and responsibility for the elderly.

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Overview

Founded in 2018, we were committed to providing high-quality integrated medical care and nursing services to the global elderly population. With the core concept of "quality first, caring for the foundation", the company has established a professional care system integrating medical care, health care and music, and is deeply involved in the field of community pension. With the support of innovation and technology platform, BRK International Holding Group Ltd is committed to providing comprehensive one-stop service for the aged, covering multiple business directions, including BG-side hospital escort, hospital transportation, home-based care for the aged, institutional custody, labor dispatch, etc., as well as providing C-side entertainment services for the aged, operation of pension institutions, space design suitable for the aged, spiritual care experience, etc.

The company pays special attention to the needs of the elderly, keeps up with market changes, constantly promotes the technological innovation of smart old-age care services, and explores aging-suitable service schemes that meet the needs of different countries and regions around the world. The development direction of BRK International Holding Group Ltd is "the combination of community medical care and nursing service", and it has formed a market-oriented development model characterized by chain operation. In operation, BRK International Holding Group Ltd insists on taking customers as the center, deeply understands customer needs, and provides personalized professional care services, and is committed to building a safe, comfortable and caring social environment for the elderly.

In the future, BRK International Holding Group Ltd aims to become the most professional and comprehensive nursing service brand in the world. Through continuous innovation and brand building, it will promote the whole chain operation in the field of smart community pension, and strive to provide better pension services for the global elderly population.

Our Competitive Strengths

BRK International Holding Group Ltd has a number of competitive advantages in the global pension industry. The following are the core competitiveness:

1. Innovative mode of combining medical care with nursing care

BRK International Holding Group Ltd's model of combining medical care with nursing care fully integrates medical care, nursing care and old-age care services, which not only provides basic life care, but also pays attention to health management and spiritual care for the elderly. Through cooperation with top hospitals and rehabilitation centers, we provide high-quality health care and personalized care for the elderly, ensuring that every customer's physical and mental needs can be fully taken care of. This model is in a leading position in the world, and can meet the comprehensive and personalized health and life needs of the elderly.

2. Professional nursing team

BRK International Holding Group Ltd has an experienced and highly trained professional nursing team. Whether it is for daily life care, rehabilitation treatment, psychological counseling and health monitoring of the elderly, our team can provide refined services. Nurses not only have professional skills in clinical nursing, but also pay full attention to the mental health and emotional needs of the elderly, so that the elderly can get comprehensive care in a comfortable and safe environment.

3. The application of smart pension technology

The company continues to innovate in the field of smart pension. With the help of advanced technologies such as artificial intelligence, big data and Internet of Things, BRK International Holding Group Ltd can provide more efficient and accurate services. For example, the intelligent monitoring system can track the health status of the elderly in real time, automatically generate health reports, help family members and nursing staff better understand the health trends of the elderly, and warn possible health problems in advance. In addition, the telemedicine platform can also help the elderly to obtain medical consultation and emergency treatment at any time.

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4. All-round service chain

BRK International Holding Group Ltd not only provides traditional services such as institutional trust and home-based care for the elderly, but also provides rich entertainment, cultural activities and spiritual comfort for the elderly through its own platform. We have designed aging spaces and communities to help the elderly enjoy social interaction and entertainment in a comfortable environment. Through this all-round service chain, BRK International Holding Group Ltd can create a vibrant, secure and happy living space for the elderly.

5. Global layout and localization adaptation

BRK International Holding Group Ltd actively expanded the international market, and combined with the pension culture and policy environment around the world, launched a pension scheme with local characteristics. Whether in Asia, Europe or America, we can provide customized pension services according to the needs of different countries and regions. The company's deep understanding of the international market and its localized operation strategy make BRK International Holding Group Ltd stand out from the global pension industry competition.

6. Rich business innovation and expansion

In addition to basic nursing and custody services, BRK International Holding Group Ltd has continuously expanded its business boundaries, providing value-added services such as aging space design, spiritual pension experience, and aging adaptation. These business innovations help BRK International Holding Group Ltd to remain competitive in the market and provide customers with a more comprehensive service experience. We always pay attention to industry trends and constantly adjust our strategies to ensure our leading position in the increasingly competitive global market.

7. Deep sense of social responsibility and brand value

BRK International Holding Group Ltd adheres to the mission of "caring for the elderly and benefiting the society", paying attention not only to economic benefits, but also to social benefits. We are committed to building a corporate brand with a strong sense of social responsibility, promoting the development of welfare for the elderly, and striving to create a warmer and happier old age for the global elderly population.

Through these core competitive advantages, BRK International Holding Group Ltd is creating a healthy, warm and intelligent pension environment for the global elderly population, and continues to contribute to the reform and innovation of the pension industry.

Our Opportunities

BRK International Holding Group Ltd has many market opportunities in the global pension industry. The following are the main opportunities:

1. The global population is aging

The global population aging is accelerating, especially in developed countries and some developing countries. The growth of the elderly population has brought great demand for medical care, nursing and health management services, and Bairuikang can seize this market opportunity by providing comprehensive services.

2. The application of smart pension technology

With the development of science and technology, the demand for intelligent old-age care services is increasing, especially in the fields of health monitoring, telemedicine and smart home. BRK International Holding Group Ltd can improve the quality of aged care services through technological innovation and meet the market demand for smart aged care.

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3. High-end elderly market

With the improvement of income level, the demand for high-quality old-age care services for middle-and high-income elderly groups is increasing. BRK International Holding Group Ltd can attract the needs of this group by providing customized high-end aged care services.

4. Global layout

The global aging trend provides BRK International Holding Group Ltd with the opportunity to expand the international market, especially in mature markets such as Europe, America and Asia-Pacific. Through international cooperation, BRK International Holding Group Ltd can provide higher standards of aged care services and expand its global business.

5. Diversified pension services

The demand of the elderly for cultural, recreational and social activities is increasing. BRK International Holding Group Ltd can meet the diverse needs of the elderly and enhance customer loyalty by providing a wealth of interest courses and social activities.

6. Enterprise pension market

More and more enterprises begin to pay attention to the problem of providing for the aged after retirement. BRK International Holding Group Ltd can provide customized old-age care services and health management solutions for enterprises and expand their customer base.

Through these opportunities, BRK International Holding Group Ltd can grow rapidly in the global pension market and provide better services for the elderly around the world.

Our Threats

In the global pension industry, BRK International Holding Group Ltd also faces some threats, mainly including:

1. Fierce market competition

The global pension industry has attracted a large number of domestic and foreign enterprises, especially some large medical and pension groups, which has brought fierce market competition. BRK International Holding Group Ltd needs differentiated services to stand out.

2. The challenge of technological upgrading

Smart old-age care depends on advanced technology, which is updated very quickly. If you can't follow up or invest in new technologies in time, you may fall behind your competitors and affect the quality of service.

3. Labor shortage

Old-age care services need a large number of nursing staff and professionals, and many markets around the world are facing labor shortage, which may lead to rising labor costs and even affect service quality.

4. Changes in consumer demand

The needs of the elderly are becoming more and more diversified and personalized, and failure to adapt to these changes may lead to customer loss.

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5. Global economic fluctuations

The uncertainty of the global economy may affect consumers' ability to pay, especially the needs of low-and middle-income groups may be affected by economic pressure.

These threats need to be carefully dealt with in the strategic planning of Bairuikang to ensure sustainable development.

Our Strategies

In the face of the above threats, the following solutions can be adopted:

1. Strengthen differentiated competition

Enhance the uniqueness of the brand by providing high-quality and personalized old-age care services. For example, it is leading the industry in smart pension technology and home care services to meet the needs of different elderly groups.

2. Increase investment in technology research and development.

Invest in and continuously optimize smart pension technology, and adopt advanced technologies such as artificial intelligence and big data to improve service efficiency and user experience. Strengthen cooperation with technology companies and research institutions to ensure that technology is always at the forefront of the industry.

3. Cultivate and attract talents

Establish a perfect staff training and incentive mechanism to attract and retain professional nursing staff. In addition, automation and intelligent tools can reduce the workload of nursing staff, thus alleviating the problem of labor shortage.

4. Flexible adjustment of service content

Constantly adjust service items and products according to the needs of the elderly, and provide more personalized and customized solutions to enhance user satisfaction and loyalty.

5. Optimize financial management to cope with economic fluctuations

In the case of global economic fluctuation, we should pay attention to the liquidity and safety of funds and adjust the service pricing and operating cost structure in time to ensure that enterprises can remain competitive and profitable under economic pressure.

Through these solutions, BRK International Holding Group Ltd can maintain stable and sustainable growth in response to external threats.

Our Marketing and Sales

According to the marketing plan of BRK International Holding Group Ltd, we can make a comprehensive deployment from the following aspects, combined with enterprise characteristics, market demand and target groups:

1. Target market positioning and segmentation

Through market segmentation, we can accurately find the target customer groups. For example, provide high-quality personalized nursing services for middle and high-end elderly people; For young people, promote related health management services. Customize different marketing strategies for groups with different needs.

Elderly groups: Focus on providing comprehensive services such as life care, medical care and intelligent health management.

Family members: provide solutions for family members and ensure that the elderly receive proper care.

High-net-worth customers: provide customized high-end aged care services, including luxury facilities and expert medical care.

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2. Brand image building and communication

Establish a distinctive and credible brand image and enhance market awareness by:

The image of health and care: through advertising, social media and public activities, it highlights the professionalism of BRK International Holding Group Ltd in caring for the health of the elderly.

Expert endorsement: Cooperate with well-known medical institutions and pension experts to hold industry lectures and seminars to enhance the authority of the brand.

Sense of social responsibility: strengthen the sense of social responsibility of enterprises, such as participating in public welfare projects and holding care activities for the elderly, and establish a corporate image.

3. Online and offline integrated marketing

Combine online and offline integrated marketing strategies to expand influence through multi-channel communication;

Online marketing:

Social media promotion: use Twitter and other platforms to publish health knowledge and case sharing of the elderly, attract followers and form a user group.

Content marketing: provide relevant knowledge about health, aged care, health preservation, etc. through professional articles, videos or live broadcasts to enhance user stickiness.

SEO and SEM: Improve official website's ranking in search engines, and increase the exposure through online advertising.

E-commerce platform: launch healthy products and services on the e-commerce platform to increase online conversion rate.

Offline marketing:

Cooperative marketing: cooperate with communities, hospitals, home care institutions, etc. to jointly hold health talks, physical examination activities, free clinics, etc. to enhance brand exposure.

Experiential marketing: establish a demonstration experience center so that potential customers can experience products and services on the spot and improve their trust.

Word-of-mouth marketing: encourage existing users to recommend family and friends, and promote user recommendation through reward mechanisms (such as points, discounts, gifts, etc.).

4. Membership system and customer loyalty management

Establish a perfect membership system and cultivate customer loyalty;

Member benefits: provide points redemption, exclusive discounts, birthday packages and other services, so that customers feel distinguished treatment.

Regular return visit and feedback: through regular return visit and health assessment, maintain customer relationship and ensure customer's continuous satisfaction.

Recommendation reward: Establish a reward mechanism of "recommending friends" to encourage existing customers to recommend new customers and expand the customer base.

5. Event marketing and promotion

Attract more customers' attention through regular or irregular activities:

Holiday promotion: Special festivals such as Spring Festival and Seniors' Day offer preferential activities to attract family customers in combination with holiday atmosphere.

Theme activities: such as "Elderly Health Month" and "Family Health Experience Day", etc., attract users to participate in specific themes and improve the brand's exposure.

Experience activities: provide free experience service or probation period, so that customers can feel the service quality and increase the conversion rate after personal experience.

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6. Data-driven and Precision Marketing

Analyze customer needs through big data and accurately formulate marketing strategies;

Customer behavior analysis: through collecting customer activity data, preferences and purchase records, analyze their consumption habits, so as to customize personalized services and recommendations for them.

Accurate advertising: Combining with user data, accurate advertising is targeted at different groups to improve marketing efficiency and conversion rate.

A/B test: Constantly test different marketing schemes, optimize advertising copy, activity content, etc., in order to achieve higher market response.

7. Cross-border cooperation and joint promotion

Expand brand influence through cross-border cooperation and joint promotion;

Cooperation with health product brands: For example, brands of health products, medical devices and elderly products jointly launch joint packages to enhance brand reach.

Cooperate with tourism and cultural companies: provide exclusive tourism products or cultural activities for the elderly, and provide more value-added services in combination with health management services.

8. Long-term customer relationship management (CRM)

Establish long-term customer relationship and increase customer life cycle value through continuous communication and service;

Customer care: at holidays or customers' birthdays, send blessings and care information to increase the affinity of customers.

Continuing education: regularly push health information to customers, conduct online courses and lectures, and enhance customers' loyalty to the brand.

Through these multi-dimensional marketing strategies, BRK International Holding Group Ltd can not only enhance brand awareness and market share, but also stand out in the increasingly competitive old-age health industry.

Our Customer Base

Our target customer groups mainly include the following categories:

The elderly and their family members: the elderly who seek health management, life care and medical services, and family members who care about the quality of life of the elderly.

High-net-worth customers: people who seek high-end and customized aged care services, and pay attention to comfortable and high-quality living and nursing environment.

People with strong health awareness: middle and high-end people who pay attention to preventive health care, regular physical examination, nutritious catering and healthy lifestyle.

People with special health needs: such as long-term patients, people who are recovering after surgery or need special care.

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These customers usually value professional services and personalized care, and are willing to pay higher fees for high-quality life experience and health protection.

Safeguard service

The key to guarantee our service quality, ensure customer satisfaction and stand out in the fierce competition market lies in the effective implementation of the following aspects:

1. Professional team building

Recruitment and training: ensure that all service personnel, including medical staff, life caregivers, chefs, etc., have professional qualifications and rich experience. Train the team regularly, especially in improving customer service and crisis response ability.

Continuing education: provide the team with the latest industry knowledge and skills training to ensure that employees master the most advanced nursing, health management and service concepts.

2. Personalized service customization

Needs assessment: through detailed customer needs assessment, we can understand the specific needs of each customer and make tailor-made service plans, including daily life care, health management, nutritious diet, psychological counseling, etc.

Regular feedback and adjustment: provide customers with regular service feedback channels, and adjust the service content in time according to the changes of customers.

3. Technical support and innovation

Intelligent monitoring system: use intelligent equipment and health monitoring system to monitor the health status of customers in real time, track them remotely, and respond to abnormal health conditions in time.

Data analysis: through the analysis of customer data, optimize the personalized service plan, predict the health needs of customers in advance, and provide active rather than passive services.

App or online platform: provide a dedicated service management platform for customers and their families, which is convenient for customers to inquire about service progress, health report, appointment nursing, etc.

4. Strict quality control

Standardized process: establish a set of perfect service process and quality standards to ensure that each service reaches the quality level recognized by the industry.

Third-party evaluation: regularly invite third-party organizations to evaluate and audit the service quality to ensure the fairness and transparency of the service.

Customer Satisfaction Survey: Conduct customer satisfaction surveys regularly to ensure that customers' needs and opinions are understood, so as to continuously improve services.

5. Emergency response capability

Emergency plan: make detailed emergency plans for various emergencies (such as health first aid, natural disasters, etc.) to ensure uninterrupted service and rapid response.

Professional medical team: can provide professional medical assistance to customers at any time, especially when customers have physical problems, and can take necessary actions immediately.

6. Transparent communication and feedback mechanism

Communication channel: keep continuous communication with customers and their families, and regularly update the service progress, especially the changes in health and quality of life.

Problem-solving mechanism: establish a fast-responding channel for customer complaints and suggestions to ensure that any problems can be handled and solved in the shortest time.

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7. Long-term tracking and service continuation

Customer relationship management: establish customer files, record service history and health data, and ensure long-term personalized care.

Service continuity: when customers' health or lifestyle changes, we will continue to provide appropriate service adjustment and continuity to avoid interruptions and gaps.

Through the above multi-dimensional safeguard measures, we can ensure our service quality and high customer satisfaction, and at the same time enhance the brand's credibility and market competitiveness.

Research and Development

When formulating the future development direction, the focus of research and development should focus on the following core areas. Each field can not only improve service quality, but also promote enterprise innovation and long-term competitiveness.

1. Intelligent and automation technology

Smart home system: With the development of Internet of Things technology, more intelligent home care system can be developed. For example, automatic health monitoring equipment and smart home equipment (such as automatic adjustment of temperature, lighting and air quality) can enhance the customer experience, especially for the elderly or groups with special needs.

Robot service: research and develop intelligent robots to undertake some daily service functions, such as cleaning, companionship, drug distribution, etc. Especially in an aging society, robots can effectively reduce the demand for manpower and improve the efficiency and consistency of services.

Remote monitoring and diagnosis system: develop a remote health monitoring platform based on AI, integrate sensors and AI diagnosis technology, and realize real-time monitoring of customers' physical condition. Doctors or nursing staff can remotely evaluate and give suggestions to achieve more accurate health management.

2. Data analysis and personalized service

Big data analysis: Use big data technology to conduct in-depth analysis of customer's needs, health status, behavior habits and other data, identify service trends and customer's personalized needs, and make accurate service customization.

Artificial intelligence recommendation system: develop an AI recommendation system based on customers' health status, preferences and historical behavior to provide personalized nursing programs and services. This can not only optimize the allocation of resources, but also enhance customer satisfaction and loyalty.

Customer health record management: through the electronic health record system, centralized management of customer health data, service history and other information, to ensure that all service personnel can get the key health data of customers at the first time and make timely and reasonable decisions.

3. Health management and nutrition catering

Intelligent health monitoring equipment: develop more accurate and easy-to-wear health monitoring equipment, which can monitor key health indicators such as heart rate, blood sugar and blood pressure in real time, and upload data to the platform for medical team analysis and feedback.

Nutrition and diet management: Cooperate with nutritionists to develop an intelligent diet system, automatically generate personalized nutritional diet suggestions according to customers' health data, dietary preferences and chronic disease management needs, and even predict customers' future nutritional needs through AI.

4. Enhance customer experience and interaction

Virtual assistant and AI customer service: develop virtual assistants for the application of speech recognition and natural language processing technology, provide customers with 24/7 real-time services, help customers answer common questions, provide help, and even book services.

AR/VR technology: Virtual reality (VR) and augmented reality (AR) technology can be used for clients' rehabilitation training, mental adjustment or entertainment activities, especially for elderly clients, which can enhance the sense of entertainment and interaction and avoid loneliness.

Immersive experience: based on the customer's needs, design an immersive environment to provide higher quality services, such as adjusting indoor light, sound and temperature according to different scenarios, so as to make customers feel more comfortable and relaxed.

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5. Continuous innovative service model

Sharing economy service: In addition to the traditional service mode, explore service innovation based on sharing economy. For example, develop a platform to enable some individuals with specific skills (such as family caregivers, nutritionists, yoga instructors, etc.) to directly connect with customers who need related services, so as to improve service flexibility and response speed.

Precision health management: Based on genomics, artificial intelligence, precision medicine and other technologies, develop personalized health management programs to help customers manage chronic diseases, maintain health and prevent diseases through customized programs.

6. Cross-field cooperation and resource integration

Cooperation with medical institutions: develop strategic cooperation with medical institutions, insurance companies and drug manufacturers, and improve the overall service quality through resource sharing. For example, a service package combined with health insurance can be introduced to provide more comprehensive health protection.

Cross-industry innovation cooperation: cooperation with other industries such as tourism, education and entertainment will create cross-industry value-added service projects. For example, combining holiday tourism with health management to provide health care services.

7. Environmental protection and sustainable development

Green technology and services: research and develop more environmentally friendly and energy-saving products and services, and use green technology and renewable resources to reduce the impact on the environment. For example, develop environmentally friendly materials and equipment, and promote a sustainable way of life and consumption.

Healthy environment construction: From the environmental point of view, study how to create a healthy and comfortable living environment through air purification, noise control, indoor plant planting, etc., and improve the overall health level of customers.

8. Strengthen privacy protection and security.

Data encryption and privacy protection: On the basis of digital service and remote monitoring, research and strengthen the encryption and privacy protection technology of customer data to ensure that sensitive information of customers will not be leaked.

Network security technology: With the continuous development of science and technology, information security issues become more and more important. It is necessary to develop advanced network security technology to prevent hacker attacks or data leakage and ensure the protection of customers' personal information and health data.

Through the above research and development, we can not only improve the quality and efficiency of service, but also gain a leading position in the industry and promote the innovation and sustainable development of enterprises. These fields not only cover cutting-edge technologies in science and technology, medical care and data, but also pay attention to the improvement of personalized needs and customer experience.

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Legal Proceedings

BRK International Holding Group Ltd, as a chain operation organization focusing on the combination of medical care and nursing services, can analyze its legal litigation risks from multiple dimensions. The specific risk types and potential legal challenges are mainly related to the company's operating mode, industry characteristics and changes in laws and regulations. The following are several possible legal risks:

1. Contract risk

The company involves many business fields, such as hospital care, home care for the elderly, and the operation of old-age care institutions, and usually needs to sign contracts with multiple partners. For example:

Cooperation contracts with hospitals, custody institutions, labor dispatch companies, etc.

Agreement or service contract with service users (elderly people and their families).

Failure to effectively define responsibilities and rights in these contracts may lead to contract disputes. Especially when the service standard, payment arrangement and responsibility determination are not clear, it is easy to cause litigation.

Coping strategies:

Strict contract management, ensure that all cooperation agreements meet relevant legal requirements, and clarify the rights and obligations of both parties.

Strengthen the review of contract terms and risk identification, and invite professional lawyers to conduct compliance review when necessary.

2. Service quality and responsibility disputes

As a service organization combining medical care with nursing care, BRK International Holding Group Ltd provides nursing, health management, care and other services. If you fail to provide up-to-standard services, or cause physical damage and health problems to the elderly due to negligence in the care process, you may face:

Medical malpractice: If medical operation is involved in the nursing service or the operating norms are not followed during the nursing process, it may lead to medical accidents or injuries.

Service quality dispute: if the elderly and their families think that the service is not up to standard, they may bring a lawsuit to demand compensation for losses or breach of contract.

Coping strategies:

Establish a strict service quality control system to ensure that all services meet industry standards.

Strengthen the training of employees, especially in the compliance of nursing and medical operations.

Insure relevant professional liability insurance to reduce the risk of compensation.

3. Labor and employment risks

Labour relation and the protection of employees' rights and interests may also bring legal risks, as BRK International Holding Group Ltd is involved in labor dispatch business and home care services.

Labor contract disputes: employees may file lawsuits for salary payment, working hours, work-related injury compensation and other issues.

Coping strategies:

Strictly abide by labor laws and regulations, ensure the signing of legal labor contracts with employees, and protect the basic rights and interests of employees.

Improve employment management and avoid legal risks in labor dispatch.

4. Protection of consumer rights and interests

Because the company is involved in old-age care services, especially for the elderly, it may face lawsuits related to consumers' rights and interests, especially for the elderly, who may have difficulties in understanding when signing contracts due to health conditions, cognitive obstacles and other reasons, which may lead to contract disputes or consumer rights protection actions.

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Unfair contract terms: Unreasonable terms in the contract may lead to consumer dissatisfaction and then resort to law.

Service commitment: If the company fails to fulfill its commitment or fail to meet the standards in the service, consumers may safeguard their rights and interests through legal channels.

Coping strategies:

Provide clear and easy-to-understand service contracts and provide consumers with full right to know.

Provide services in strict accordance with the contract, and avoid lawsuits due to non-performance of commitments.

5. Competition and intellectual property risks

If the company has intellectual property problems in technology development or service innovation, it may encounter infringement lawsuits from competitors or risk being sued for infringement. In addition, if the company has false propaganda or unfair competition in the promotion process, it may face lawsuits from competitors or consumers.

Coping strategies:

Ensure the legality of intellectual property rights, especially in terms of independent research and development technology platforms.

Abide by advertising law and anti-unfair competition law to ensure the company's market behavior compliance.

6. Other potential risks

Environmental and safety issues: The company is involved in health management and care services. Failure to ensure the safety and hygiene standards of the service places may lead to injuries or health damage to the elderly, which may lead to litigation.

Reputation risk: Once service quality problems or adverse events occur, it may have a negative impact on the company's reputation and indirectly lead to customer churn or judicial proceedings.

Summary

The legal litigation risks faced by BRK International Holding Group Ltd are various, involving contract management, service quality, employment, data privacy, regulatory compliance and other fields. Companies should guard against these risks through compliance management, contract management, service quality control, employee training and other means, and establish an effective legal adviser and risk management mechanism to ensure the smooth operation of the company and avoid legal disputes.

Employees

BRK International Holding Group Ltd, as a chain operation organization focusing on the combination of medical care and nursing services, involves many business fields, including community-based care, combination of medical care and nursing care, and home-based care. Therefore, in order to ensure the efficient management and compliance operation of the company in the operation process, you need to establish a diversified team covering business, management, law, finance, technology and other functional departments. The following is a possible proposal for the company structure and the composition of various departments:

1. Senior management team

The senior management team is responsible for the company's strategic decision-making and overall operation planning to ensure the company's steady progress in the complex market environment.

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CEO (Chief Executive Officer): Responsible for the formulation and implementation of the company's overall strategy, ensuring the coordination and cooperation of various departments, and promoting the continuous growth and innovation of the company's business.

COO (Chief Operating Officer): Responsible for daily operation management to ensure service quality, operational efficiency and smooth operation of all departments.

CFO (Chief Financial Officer): Responsible for financial planning, fund management, risk control, etc. to ensure the company's financial health.

2. Business Development and Marketing Department

The marketing and business development department is an important external contact window of the company, which is responsible for exploring new business opportunities, establishing brand image and maintaining existing customer groups.

Marketing director: responsible for the company's overall market strategy, brand promotion and market research.

Customer relationship management (CRM) team: responsible for maintaining the relationship with customers, collecting customer feedback, and formulating personalized service plans.

Sales team: responsible for promoting service products, expanding the market and ensuring the growth of the company's business.

Public relations and brand team: responsible for the image management, media communication and social responsibility projects of the company in public affairs.

3. Operation Management Department

The operation management department ensures the efficient implementation and standardization of the company's services, especially in multiple service areas (such as the combination of medical care, home-based care for the elderly, institutional custody, etc.).

Director of operations: responsible for the overall operation planning and implementation of the company, optimizing resource allocation and improving service quality.

Nursing service team: including management, training and assessment of nursing staff to ensure service quality.

Campus and home care management team: responsible for the operation, management and service quality control of each nursing home and home care service.

Service quality and safety team: supervise the implementation of standardization in nursing process, ensure service safety and deal with emergencies in time.

4. Department of Medical and Health Management

As the core of the combination of medical care and nursing, the Medical and Health Management Department is responsible for the operation of all medical and health-related services, including health assessment, nursing plan and medical management.

Medical director: responsible for the overall planning and management of medical care services to ensure the quality of medical services.

Doctors and nursing team: including general practitioners, specialists, nursing staff, etc., providing daily health management, medical care and other services.

Health assessment team: responsible for health assessment, physical examination and chronic disease management of the elderly.

Drug and treatment management team: ensure drug management norms and arrange drug treatment programs for the elderly reasonably.

5. Ministry of Technology and Information

Because the company uses a smart pension platform, the technology and information department is very important, responsible for the development, maintenance and data security of the platform.

CTO (Chief Technology Officer): Responsible for the design and implementation of technology strategy and technology architecture to ensure the stability and innovation of the platform.

Development team: responsible for the development and technical support of smart pension platform.

IT operation and maintenance team: responsible for the maintenance of hardware facilities and software systems to ensure the stable operation of the platform.

Data security and privacy team: responsible for the company's data protection, information security and other compliance work to ensure the safety of customer information and medical data.

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6. Ministry of Finance and Law

The Finance and Legal Department is an important department to ensure the company's compliance operation, involving the company's fund operation, taxation, legal proceedings and other aspects.

Chief financial officer: responsible for the overall financial planning, capital flow, statements and tax management of the company.

Accounting team: responsible for daily financial processing, financial statement preparation, audit and compliance.

Legal Director: Responsible for all legal affairs of the company, and ensure the company's legal compliance in its operation.

Contract and intellectual property legal team: responsible for contract review, intellectual property protection and other legal affairs to reduce legal risks of the company.

7. Human Resources Department

The human resources department ensures the team building and staff management of the company, including recruitment, training and performance appraisal.

HR Director: Responsible for formulating human resources strategy to ensure the introduction and retention of talents in the company.

Recruitment team: responsible for the recruitment and interview of various positions in the company.

Training and development team: responsible for the training, promotion and career development of employees to ensure the continuous improvement of the team's professional ability.

Salary and welfare team: responsible for the formulation and management of employee salary and welfare policies to ensure employee satisfaction.

8. Customer Service and Complaint Handling Department

The customer service and complaint handling department is responsible for solving customers' questions, problems and complaints to ensure smooth service and customer satisfaction.

Customer service manager: responsible for supervising the quality of customer service and handling daily consultation.

Complaint handling team: responsible for solving customers' complaints and improving service process through investigation and analysis.

9. Regulatory and Compliance Department

With the increasingly strict policies of medical care, pension and other industries, the compliance department is very important to ensure that the company's operations are legal and compliant.

Compliance Director: Responsible for the compliance of all business processes of the company, especially in the changing environment of regulatory policies, to ensure that the company follows up relevant regulatory requirements in a timely manner.

Audit and internal control team: responsible for internal audit and risk control to ensure that the internal operation of the company conforms to policies and industry standards.

10. Risk Management Department

Be responsible for identifying and responding to all kinds of risks faced by the company, especially the potential risks related to law, finance and operation.

Director of risk management: responsible for identifying, evaluating, monitoring and mitigating various risks that the company may face.

Insurance and compensation management team: responsible for the company's insurance, claims settlement and insurance risk control.

summary

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BRK International Holding Group Ltd should set up a team covering strategic management, business development, operation, medical health, technology, finance, legal affairs, human resources and other departments according to its business characteristics and industry needs. Each department needs to work closely with the company's overall strategy and business objectives to ensure that the company can provide customers with high-quality, professional and compliant medical and nursing services. At the same time, the coordination and communication between departments is the key to the efficient operation of the company, ensuring that the company can stand in the market and maintain sustainable development.

PESTEL Analysis

(1) Industry analysis

Global pension and health management industry

The global pension and health management industry is facing unprecedented opportunities and challenges. With the aging of the population, the promotion of health awareness and the promotion of technological progress, the demand for old-age services is undergoing profound changes. Especially on a global scale, the growth of the elderly population provides a broad market space for this industry. At the same time, the outbreak of global epidemic has made health management and medical care services more important, and promoted the rapid development of emerging service models such as online health management and telemedicine.

1. Market size and development trend

According to the statistics of the United Nations, the proportion of the global elderly population aged 65 and over is increasing year by year. It is estimated that by 2050, the global elderly population will reach more than 20%, and the increase of the elderly population will bring great challenges to society, especially the demand for medical care, old-age care and health management will be greatly improved. At present, the scale of the global pension service market has exceeded trillions of dollars, and it is expected to continue to grow in the next few decades.

In addition, with the rise of the middle class and the improvement of the quality of life, the demand for high-quality and personalized health management services for the elderly is also increasing. The progress of intelligent technology, such as Internet of Things (IoT), artificial intelligence (AI) and big data, is also profoundly changing the operation mode of the pension industry.

2. The main drivers of the industry

Population aging: With the acceleration of population aging in countries around the world, the demand for old-age services, health management, medical security and other aspects is increasing with the increase of the elderly population. Especially in Europe, North America and East Asia, the proportion of the elderly population has reached a record high, and the related pension market has great potential.

Scientific and technological innovation: With the continuous progress of technology, especially the introduction of artificial intelligence, big data, smart home, telemedicine and other technologies, the global health management and pension service model is undergoing revolutionary changes. Many traditional modes of providing for the aged began to transform into intelligence, digitalization and personalization, which not only improved the efficiency, but also improved the quality of life of the elderly.

Social consciousness and consumption upgrading: More and more elderly people begin to pay more attention to health management and are willing to pay higher fees for high-quality nursing services. In addition, the values of modern consumers have changed, and many families are no longer satisfied with the traditional family care model, but tend to find professional health management and pension solutions.

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Policy support and regulatory environment: governments of various countries are increasingly supporting the pension industry. Many countries have formulated national strategies to deal with the aging population, and increased investment in tax incentives, pension insurance, nursing service subsidies, and encouraged enterprises to participate in the innovation and development of the pension industry.

3. Market segmentation and main competitiveness

The competition in the global pension and health management industry is becoming increasingly fierce, and the main market segments include:

Home care and community care: Many elderly people tend to live in their own homes, which provides a broad market for home care. Home-based care for the aged includes not only daily care, but also health monitoring, spiritual comfort and psychological care for the elderly. At the same time, with the progress of science and technology, the intelligent degree of home-based care for the aged is increasing, such as the application of smart home, telemedicine and health monitoring equipment.

Institutional pension and nursing homes: Some elderly people choose to stay in nursing homes for physical or family reasons. This market provides opportunities for high-end aged care services, including professional nursing, medical care, catering and other comprehensive care services. With the improvement of people's living standards, the quality requirements of nursing homes are gradually improved, especially for the environment, medical facilities and quality of life.

Health management and preventive health care: In addition to traditional nursing care, more and more elderly people pay attention to health management and preventive health care. Health management services not only involve regular physical examination and health consultation, but also provide personalized diet and exercise programs through data analysis. In addition, the rise of telemedicine enables the elderly to carry out health monitoring and medical consultation anytime and anywhere, further improving the efficiency and convenience of health management.

4. Main challenges

Although the pension industry has great market potential, it also faces many challenges:

Shortage of human resources: globally, the shortage of professional nursing staff has become a bottleneck restricting the development of the old-age care industry. Especially in areas with high requirements for high-quality care, the arrival of an aging society makes the demand for nursing staff increase, but the number of nursing staff engaged in the elderly is still insufficient and the work pressure is greater.

Uneven service quality: Due to the differences in economic development levels and policies of countries around the world, the quality of old-age services is uneven. In some developing countries, despite the gradual increase of the elderly population, the infrastructure and professionalism of old-age care services are still weak and cannot meet the growing demand.

Technology popularization: Although technological progress has brought many conveniences to the old-age care industry, technology popularization still faces certain challenges. Many elderly people are not fully adapted to digital tools, which leads to certain obstacles in the popularization of smart pension equipment. At the same time, data privacy and security issues have also become an urgent problem to be solved in intelligent health management services.

Cultural and social cognitive differences: there are significant differences in the acceptance and cognition of old-age care services in different countries and regions. For example, in some cultures, family care still dominates, while in other regions, professional aged care services have become the mainstream. How to find a suitable service model in multi-culture has become a big challenge for the global pension industry.

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5. Market competition pattern

The competition pattern of the global pension industry is changing. The main competitors include:

Large multinational companies: Some international enterprises, especially in the European and American markets, have gradually formed a strong brand influence and a global service network. With their scale advantages and mature management systems, these enterprises can provide comprehensive and standardized aged care services in many countries and regions.

Local innovative companies: Many local innovative companies are more flexible and can quickly respond to local market demand and launch products and services that conform to local culture and regulations. Especially in Asia, local enterprises have continuously expanded their market share through technological innovation and localization services.

Governments and social organizations: Governments and non-governmental organizations of various countries are also actively participating in the aged care service market, promoting policy innovation, financial support and the establishment of industry standards. The government not only provides subsidies and tax incentives for enterprises, but also carries out strategic planning in the overall industrial development direction.

6. Future prospects

With the aggravation of the aging population and the continuous progress of technology, the global pension and health management industry will continue to grow. The industry will develop in the direction of intelligence, personalization and diversification, and new business models will emerge in the industry. Enterprises need to constantly improve service quality, innovate technical means, and pay attention to social responsibility and ethical issues in order to achieve sustainable development.

(2) Industry data

The global aged care service industry is growing rapidly, mainly driven by the global aging population and the increasing demand for health management of the elderly. The industry includes home care, assisted living, nursing homes, day care and hospice care.

Market size and growth:

In 2024, the global aged care service market was estimated to be about $1.14 trillion.

It is estimated that the market will grow at a compound annual growth rate (CAGR) of 6.5% between 2025 and 2034, and the market size will reach 2.01 trillion US dollars by 2034.

Key drivers:

Aging population: The increase of the global elderly population is one of the most important factors to promote the development of the aged care service market. Especially in developed countries, with the continuous growth of the elderly population, the demand for professional nursing services is increasing.

Chronic diseases: Chronic diseases such as cardiovascular diseases, diabetes, nervous system diseases and cancer are common among the elderly, which need long-term care, further promoting the demand for nursing services for the elderly.

Government support: In many countries, government programs such as Medicare and Medicaid provide support for aged care, making services more accessible.

Technological innovation: the integration of telemedicine, remote monitoring and artificial intelligence technology is improving the efficiency of service delivery, making it more feasible to remotely manage elderly care.

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Main service breakdown:

Home care: This category is the leading service type, and the demand for home care continues to grow because the elderly are more inclined to receive personalized care at home.

Assisted living: These facilities provide moderate support and personal care, but do not provide intensive medical services, which are suitable for the elderly who need help in their daily lives but do not need 24-hour medical care.

Nursing homes: Nursing homes provide services for the elderly who need complex medical care, providing 24-hour professional care and rehabilitation treatment.

Day care centers: These centers provide social interaction and day care for the elderly, allowing their caregivers to get some rest time.

Regional distribution:

North America is still the largest market, benefiting from strong medical infrastructure, government support and high attention to aged care.

Europe is the fastest-growing region, and countries such as Germany, France and Britain are increasing their investment in elderly care facilities, which is due to the rapid aging of their populations.

In the Asia-Pacific region, significant growth is expected, mainly due to the huge elderly population and the gradual popularization of elderly care services.

Overall, the elderly care service market is expected to continue to maintain a strong growth momentum, and technological innovation, government support and changing nursing models will shape the future development trend.

(3)Industry pain point

1. Shortage of nursing staff

Lack of talents: The demand for professional nursing staff in geriatric nursing industry has increased sharply. However, due to the nature of work in this industry, which requires high-intensity physical and emotional labor and low salary level, the turnover rate of nursing staff is high and the supply of talents is insufficient.

Inadequate training: Many people engaged in nursing for the elderly lack adequate professional training, resulting in uneven nursing quality and lack of advanced nursing skills, which affects the nursing effect of the elderly.

Work pressure: Nurses need to take care of many elderly people, and their work intensity is heavy and arduous, and they often face emotional and physical pressure, which leads to high turnover rate and mental health problems.

2. High nursing expenses

Affordability: The cost of elderly care services is generally high, especially 24-hour care and medical care, and many elderly people or families cannot afford the high cost of long-term care. Even with some insurance and government subsidies, it is often impossible to cover all expenses.

Lack of insurance protection: Although some countries have certain medical insurance support, in many areas, elderly care services are still not covered by basic medical insurance, and many elderly families are facing huge economic burdens.

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3. The quality of nursing service is uneven.

Lack of standardization and standardization: There are great differences in the quality of elderly care services in different parts of the world. Some institutions fail to provide standardized services and lack clear service processes and quality supervision, resulting in different levels of nursing services for the elderly.

Insufficient personalized care: The services provided by some nursing institutions are often standardized, failing to provide customized care according to the individual needs of the elderly. This inflexible and personalized service may not fully meet the diverse needs of the elderly, especially those with some special diseases.

4. Technology acceptance and digital barriers

Challenge of technology application: Although many elderly care services have begun to introduce new technologies such as telemedicine and artificial intelligence monitoring, there are still obstacles to the popularization of technology. The digital acceptance of the elderly is generally low, and many people are not familiar with the new technology, which leads to the unsatisfactory utilization effect of the technology.

Complex equipment and platform: Although some elderly care institutions have introduced high-tech equipment, the equipment is complex and difficult to operate, which makes it difficult for the elderly and nursing staff to use effectively, resulting in a waste of technical resources.

5. Imperfect supervision and policies

Lagging laws and regulations: the development speed of the aged care industry exceeds the updating speed of existing laws and regulations. There is still no clear and perfect policy framework for elderly care services in many countries or regions, which leads to loose supervision and even the existence of some black-hearted nursing homes and low-quality services.

Insufficient government support: In some countries, the government's support policies for elderly care are still insufficient, which can not effectively reduce the nursing expenses of the elderly, and at the same time, there is a lack of sufficient public resources to invest in improving and popularizing the quality of elderly care services.

6. Social loneliness and mental health problems of the elderly.

Loneliness: Many elderly people, especially those living in nursing institutions, often face the problems of social isolation and emotional emptiness, and lack of adequate social activities and emotional support may lead to mental health problems such as depression.

Lack of mental health care: Although the elderly population has a wide range of mental health problems, the existing elderly care services are usually focused on physical health care, lacking professional mental health care, resulting in some elderly people not receiving sufficient emotional care and psychological support.

7. Facilities and environmental problems in nursing institutions

Old facilities: Some elderly care institutions have old facilities, uncomfortable living environment and imperfect safety facilities, which are prone to accidents, such as falls and temperature loss.

Environmental design is not suitable for the elderly: the design of many nursing homes and residential facilities fails to fully consider the special needs of the elderly, such as barrier-free access, sanitary facilities suitable for the elderly, etc. These unreasonable design environments may bring additional inconvenience and danger to the elderly.

8. Anxiety and burden of family members

Overweight responsibilities: Many families of the elderly are faced with a huge burden of care, especially those who need 24-hour care. Family members have to bear the responsibility of care, work and take care of their families, which leads to physical and mental fatigue.

Information asymmetry: family members lack sufficient information about the choice, cost and quality of nursing services for the elderly, which is easy to make inappropriate choices and affects the nursing quality of the elderly.

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(4)Industry Forecast

1. Shortage of nursing staff

Lack of talents: The demand for professional nursing staff in geriatric nursing industry has increased sharply. However, due to the nature of work in this industry, which requires high-intensity physical and emotional labor and low salary level, the turnover rate of nursing staff is high and the supply of talents is insufficient.

Inadequate training: Many people engaged in nursing for the elderly lack adequate professional training, resulting in uneven nursing quality and lack of advanced nursing skills, which affects the nursing effect of the elderly.

Work pressure: Nurses need to take care of many elderly people, and their work intensity is heavy and arduous, and they often face emotional and physical pressure, which leads to high turnover rate and mental health problems.

2. High nursing expenses

Affordability: The cost of elderly care services is generally high, especially 24-hour care and medical care, and many elderly people or families cannot afford the high cost of long-term care. Even with some insurance and government subsidies, it is often impossible to cover all expenses.

Lack of insurance protection: Although some countries have certain medical insurance support, in many areas, elderly care services are still not covered by basic medical insurance, and many elderly families are facing huge economic burdens.

3. The quality of nursing service is uneven.

Lack of standardization and standardization: There are great differences in the quality of elderly care services in different parts of the world. Some institutions fail to provide standardized services and lack clear service processes and quality supervision, resulting in different levels of nursing services for the elderly.

Insufficient personalized care: The services provided by some nursing institutions are often standardized, failing to provide customized care according to the individual needs of the elderly. This inflexible and personalized service may not fully meet the diverse needs of the elderly, especially those with some special diseases.

4. Technology acceptance and digital barriers

Challenge of technology application: Although many elderly care services have begun to introduce new technologies such as telemedicine and artificial intelligence monitoring, there are still obstacles to the popularization of technology. The digital acceptance of the elderly is generally low, and many people are not familiar with the new technology, which leads to the unsatisfactory utilization effect of the technology.

Complex equipment and platform: Although some elderly care institutions have introduced high-tech equipment, the equipment is complex and difficult to operate, which makes it difficult for the elderly and nursing staff to use effectively, resulting in a waste of technical resources.

5. Imperfect supervision and policies

Lagging laws and regulations: the development speed of the aged care industry exceeds the updating speed of existing laws and regulations. There is still no clear and perfect policy framework for elderly care services in many countries or regions, which leads to loose supervision and even the existence of some black-hearted nursing homes and low-quality services.

Insufficient government support: In some countries, the government's support policies for elderly care are still insufficient, which can not effectively reduce the nursing expenses of the elderly, and at the same time, there is a lack of sufficient public resources to invest in improving and popularizing the quality of elderly care services.

6. Social loneliness and mental health problems of the elderly.

Loneliness: Many elderly people, especially those living in nursing institutions, often face the problems of social isolation and emotional emptiness, and lack of adequate social activities and emotional support may lead to mental health problems such as depression.

Lack of mental health care: Although the elderly population has a wide range of mental health problems, the existing elderly care services are usually focused on physical health care, lacking professional mental health care, resulting in some elderly people not receiving sufficient emotional care and psychological support.

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7. Facilities and environmental problems in nursing institutions

Old facilities: Some elderly care institutions have old facilities, uncomfortable living environment and imperfect safety facilities, which are prone to accidents, such as falls and temperature loss.

Environmental design is not suitable for the elderly: the design of many nursing homes and residential facilities fails to fully consider the special needs of the elderly, such as barrier-free access, sanitary facilities suitable for the elderly, etc. These unreasonable design environments may bring additional inconvenience and danger to the elderly.

8. Anxiety and burden of family members

Overweight responsibilities: Many families of the elderly are faced with a huge burden of care, especially those who need 24-hour care. Family members have to bear the responsibility of care, work and take care of their families, which leads to physical and mental fatigue.

Information asymmetry: family members lack sufficient information about the choice, cost and quality of nursing services for the elderly, which is easy to make inappropriate choices and affects the nursing quality of the elderly.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Xiaohui Chen	49	Chairman of the board
Haohua Chen	28	Chief Operating Officer

Introduction

Xiaohui Chen is the chairman of BRK International Holding Group Ltd Xiaohui Chen graduated from Guangdong University of Foreign Studies in 1998, and later joined a well-known pension enterprise as the director. Xiaohui Chen has more than 20 years of experience in pension project management, is familiar with and understands the operation of the whole industry chain, accumulates a lot of upstream and downstream resources of pension industry, and understands the pain points of the industry. Xiaohui Chen has a unique vision, strong strength and the belief of not wanting to lag behind, which will lead BRK International Holding Group Ltd to a more brilliant future.

Haohua Chen is a shareholder of BRK International Holding Group Ltd. He plays an important role in the development and operation of the company. As a young generation with advanced ideas and practical experience in financial management, especially with a keen market awareness for the application of new technologies. Under his leadership, the company continuously introduces advanced technology and optimizes services to meet customer needs and maintain a competitive advantage.

Board of Directors

Our board of directors will consist of two directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Duties of Directors

Under Cayman law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

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Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

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Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Xiaohui Chen		99
Haohua Chen		1

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$ , divided into Ordinary Shares, with a par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “BRKHM”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by Cayman Islands law.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

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No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

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Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;
●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

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The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

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Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

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Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or
●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

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Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and Cayman Islands tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●    banks and other financial institutions;

●    insurance companies;

●    pension plans;

●    cooperatives;

●    regulated investment companies;

●    real estate investment trusts;

●    broker-dealers;

●    traders that elect to use a mark-to-market method of accounting;

●    certain former U.S. citizens or long-term residents;

●    tax-exempt entities (including private foundations);

●    individual retirement accounts or other tax-deferred accounts;

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●    persons liable for alternative minimum tax;

●    persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●    investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●    investors that have a functional currency other than the U.S. dollar;

●    persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●    partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●    an individual who is a citizen or resident of the United States;

●    a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●    an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●    a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●    If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to percent ( %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $ . Such accountable out-of-pocket expenses include no more than $ in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $ and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $ , background checks expenses not to exceed $ , and DTC eligibility fees and expenses not to exceed $ . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

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We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares will be negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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